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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-229659

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED AUGUST 17, 2020

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 13, 2019)

$

Cummins Inc.

$            % Senior Notes due 2025
$            % Senior Notes due 2030
$            % Senior Notes due 2050

        We are offering $            aggregate principal amount of our        % Senior Notes due 2025 (the "2025 Notes"), $             aggregate principal amount of our        % Senior Notes due 2030 (the "2030 Notes") and $            aggregate principal amount of our        % Senior Notes due 2050 (the "2050 Notes," and together with the 2025 Notes and the 2030 Notes, the "Notes"). The 2025 Notes will mature on                        , 2025 and will bear interest at the rate of        % per year. The 2030 Notes will mature on                        , 2030 and will bear interest at the rate of        % per year. The 2050 Notes will mature on                        , 2050 and will bear interest at the rate of         % per year. Interest on the Notes will be payable semi-annually, in cash, in arrears on                        and                         of each year, commencing on                        , 2021. We may from time to time, at our option, redeem some or all of the Notes of each series, at the redemption price described under the heading "Description of the Notes—Optional Redemption."

        The Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations and senior to all of our existing and future subordinated indebtedness. The Notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of any assets securing that indebtedness. The Notes will be structurally subordinated to all of the existing and future debt and other liabilities, including trade payables, of our subsidiaries. See "Description of the Notes—Ranking."

        Investing in the Notes involves certain risks. See "Risk Factors" beginning on page S-10 and the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus.

        Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discount	Proceeds, before expenses, to us

Per 2025 Note	%	%	%

Per 2030 Note	%	%	%

Per 2050 Note	%	%	%

Total	$	$	$

(1)
Plus accrued interest, if any, from                        , 2020, if settlement occurs after that date.

        The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. Currently, there is no public market for the Notes.

        We expect to deliver the Notes through the facilities of The Depository Trust Company ("DTC"), for the benefit of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, against payment in New York, New York on or about                        , 2020, which is the fifth business day following the date of this prospectus supplement. This settlement date may affect trading of the Notes. See "Underwriting." Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants.

Joint Book-Running Managers

BofA Securities	Citigroup	HSBC	ING	J.P. Morgan

The date of this prospectus supplement is                        , 2020

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        Unless the context otherwise requires, in this prospectus supplement, references to the "Company," "we," "us," "our," "ours" or "Cummins" refer to Cummins Inc. and its consolidated subsidiaries. When we refer to "you," we mean, the holders of the applicable series of the Notes.

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), utilizing a "shelf" registration process. In this prospectus supplement, we provide you with specific information about this offering and the Notes. The accompanying prospectus provides more general information about securities that we may offer from time to time, including some information that does not apply to this offering. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us and other information you should know before investing in the Notes. This prospectus supplement adds, updates and changes information contained or incorporated by reference in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under "Where You Can Find More Information" before investing in our Notes.

        We and the underwriters have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we or the underwriters have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. "Incorporated by reference" means that we can disclose important information to you by referring you to another document filed separately with the SEC.

        Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        The information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference and any written communication from us related to the offering, is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-04949). We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The information contained on the SEC's web site is expressly not incorporated by reference into this prospectus supplement or the accompanying prospectus, except as expressly set forth below.

        We are "incorporating by reference" specified documents that we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

  •
  we are disclosing important information to you by referring you to those documents; and

  •
  information we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus supplement and the accompanying prospectus and before the end of the offering of the securities pursuant to this prospectus supplement and the accompanying prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2019;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 29 and June 28, 2020;

  •
  our Current Reports on Form 8-K, filed on March 20, April 3, May 4, and May 14, 2020; and

  •
  our Definitive Proxy Statement on Schedule 14A, filed on March 30, 2020, to the extent specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2019.

        Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus supplement or the accompanying prospectus.

        You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

  Cummins Inc.
  301 East Market Street
  Indianapolis, Indiana 46204
  (317) 610-2500
  Attention: Corporate Secretary

        You can also find these filings on our web site at www.cummins.com/cmi. The information on our web site however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus and our web site is included in this document as an inactive textual reference only.

 CAUTIONARY STATEMENTS AND FORWARD-LOOKING INFORMATION

        Certain parts of this prospectus supplement, the accompanying prospectus and/or the information incorporated by reference in this prospectus supplement and the accompanying prospectus may contain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that are based on current expectations, estimates and projections about the industries in which we operate and management's beliefs and assumptions. Forward-looking statements are generally accompanied by words such as "anticipates," "expects," "forecasts," "intends," "plans," "believes," "seeks," "estimates," "could," "should" or words of similar meaning. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which we refer to as "future factors," which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some future factors that could cause our results to differ materially from the results discussed in such forward-looking statements are discussed below and potential investors, shareholders, and other readers are urged to consider these future factors carefully in evaluating forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Future factors that could affect the outcome of forward-looking statements include the following:

  •
  market slowdown due to the impacts from the coronavirus disease 2019 ("COVID-19") pandemic, other public health crises, epidemics or pandemics;

  •
  impacts to manufacturing and supply chain abilities from an extended shutdown or disruption of our operations due to the COVID-19 pandemic;

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  supply shortages and supplier financial risk, particularly from any of our single-sourced suppliers, including suppliers that may be impacted by the COVID-19 pandemic;

  •
  aligning our capacity and production with our demand, including impacts of COVID-19;

  •
  a major customer experiencing financial distress, particularly related to the COVID-19 pandemic;

  •
  any adverse results of our internal review into our emissions certification process and compliance with emission standards, including any regulatory actions taken by any relevant agency;

  •
  increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world;

  •
  disruptions in global credit and financial markets as the result of the COVID-19 pandemic;

  •
  adverse impacts from government actions to stabilize credit markets and financial institutions and other industries;

  •
  product recalls;

  •
  the development of new technologies that reduce demand for our current products and services;

  •
  policy changes in international trade;

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  a slowdown in infrastructure development and/or depressed commodity prices;

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  the United Kingdom's exit from the European Union;

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  labor relations or work stoppages;

  •
  reliance on our executive leadership team and other key personnel;

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  lower than expected acceptance of new or existing products or services;

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  changes in the engine outsourcing practices of significant customers;

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  our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions;

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  exposure to potential security breaches or other disruptions to our information technology systems and data security;

  •
  challenges or unexpected costs in completing cost reduction actions and restructuring initiatives;

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  failure to realize expected results from our investment in Eaton Cummins Automated Transmission Technologies joint venture;

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  political, economic and other risks from operations in numerous countries;

  •
  competitor activity;

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  increasing competition, including increased global competition among our customers in emerging markets;

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  foreign currency exchange rate changes;

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  variability in material and commodity costs;

  •
  the actions of, and income from, joint ventures and other investees that we do not directly control;

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  changes in taxation;

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  global legal and ethical compliance costs and risks;

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  product liability claims;

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  increasingly stringent environmental laws and regulations;

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  the performance of our pension plan assets and volatility of discount rates, particularly those related to the sustained slowdown of the global economy due to the COVID-19 pandemic;

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  future bans or limitations on the use of diesel-powered products;

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  the price and availability of energy;

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  our sales mix of products;

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  protection and validity of our patent and other intellectual property rights;

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  the outcome of pending and future litigation and governmental proceedings;

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  continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and

  •
  other factors identified in our most recent Quarterly Report on Form 10-Q and in other documents that we file with the SEC.

        You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this prospectus supplement and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to the foregoing factors, forward-looking statements appearing in this prospectus supplement and the accompanying prospectus are qualified with respect to the risks discussed in "Risk Factors" below, and in other filings that we make from time to time with the SEC. Any or all of these factors could cause our results of operations, financial condition or liquidity for future periods to differ materially from those expressed in or implied by any forward-looking statement. Furthermore, there may be other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary contains basic information about this offering. It may not contain all the information that is important to you. The "Description of the Notes" section of this prospectus supplement and the "Description of Debt Securities" section of the accompanying prospectus contain more detailed information regarding the Notes. The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus, including the documents incorporated by reference.

 Cummins Inc.

        Cummins Inc. was founded in 1919 as Cummins Engine Company, a corporation in Columbus, Indiana, and one of the first diesel engine manufacturers. In 2001, we changed our name to Cummins Inc. We are a global power leader that designs, manufactures, distributes and services diesel, natural gas, electric and hybrid powertrains and powertrain-related components including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems, automated transmissions, electric power generation systems, batteries, electrified power systems, hydrogen generation and fuel cell products. We sell our products to original equipment manufacturers (OEMs), distributors, dealers and other customers worldwide. We serve our customers through a network of approximately 600 wholly-owned, joint venture and independent distributor locations and over 7,600 Cummins certified dealer locations in more than 190 countries and territories.

        We have five complementary operating segments: Engine, Distribution, Components, Power Systems and New Power. These segments share technology, customers, strategic partners, brand recognition and our distribution network in order to compete more efficiently and effectively in their respective markets. In each of our operating segments, we compete worldwide with a number of other manufacturers and distributors that produce and sell similar products. Our products compete primarily on the basis of performance, fuel economy, speed of delivery, quality, customer support and price.

        Our principal executive offices are located at 500 Jackson Street, Box 3005, Columbus, Indiana 47202-3005, and our telephone number is (812) 377-5000.

Recent Developments

Credit Facility Amendment

        Following the completion of this offering, we plan to amend and restate our Amended and Restated 364-Day Credit Agreement, dated as of August 21, 2019, by and among the Company, the subsidiary borrowers referred to therein, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent (the "Credit Facility Amendment"), to, among other things, extend the maturity date to the 364th day after the closing of the Credit Facility Amendment. There is no guarantee that the Credit Facility Amendment will be entered into on the terms described herein or at all. The Credit Facility Amendment remains subject to negotiation and agreement by us and the lenders party thereto.

 The Offering

        The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the Notes, see "Description of the Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying Prospectus.

Issuer	Cummins Inc.
Notes Offered

$            aggregate principal amount of            % Senior Notes due 2025 (the "2025 Notes"), $            aggregate principal amount of            % Senior Notes due 2030 (the "2030 Notes") and $            aggregate principal amount of            % Senior Notes due 2050 (the "2050 Notes" and together with the 2025 Notes and the 2030 Notes, the "Notes").

Maturity Date	The 2025 Notes will mature on , 2025, the 2030 Notes will mature on , 2030 and the 2050 Notes will mature on , 2050.
Interest Rate	The interest rate on the 2025 Notes is % per annum, the interest rate on the 2030 Notes is % per annum and the interest rate on the 2050 Notes is % per annum.
Interest Payment Dates	Interest on the Notes will be payable semi-annually in arrears on and of each year, commencing on , 2021.
Ranking

The Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, senior in right of payment to all of our existing and future subordinated indebtedness and will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of any assets securing such indebtedness. The Notes will be structurally subordinated to all of the existing and future debt and other liabilities, including trade payables, of our subsidiaries. As of June 28, 2020, our consolidated indebtedness totaled approximately $3.8 billion. As of June 28, 2020, we had an additional $3.5 billion of unused borrowing capacity (net of outstanding borrowings and letters of credit) under our Revolving Credit Agreements (as defined herein). The aggregate commitments under our Revolving Credit Agreements will be permanently reduced on a dollar-for-dollar basis by the net proceeds of the offering in excess of $50 million. See "Description of the Notes—Ranking."

Optional Redemption

We may redeem all or any portion of the Notes of each series at any time or from time to time. If the 2025 Notes are redeemed before the date that is one month prior to the maturity of the 2025 Notes, the 2030 Notes are redeemed before the date that is three months prior to the maturity of the 2030 Notes or the 2050 Notes are redeemed before the date that is six months prior to the maturity of the 2050 Notes, the redemption price will equal the principal amount of the Notes to be redeemed plus a make-whole premium. If we redeem the 2025 Notes on or after the date that is one month prior to the maturity date of the 2025 Notes, if we redeem the 2030 Notes on or after the date that is three months prior to the maturity date of the 2030 Notes and if we redeem the 2050 Notes on or after the date that is six months prior to the maturity date of the 2050 Notes, the redemption price for those Notes will equal 100% of the principal amount of the Notes to be redeemed. We will also pay accrued and unpaid interest on the principal amount being redeemed up to, but excluding, the redemption date. See "Description of the Notes—Optional Redemption."

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event (as defined herein), each holder of the Notes will have the right to require us to repurchase the Notes at a purchase price equal to 101% of their of principal amount, plus accrued unpaid interest to, but excluding, the date of the repurchase. See "Description of the Notes—Repurchase at the Option of Holders."

Certain Covenants

The supplemental indentures governing the Notes contain certain covenants for your benefit. Subject to a number of important exceptions and qualifications, these covenants may restrict our ability to participate in certain activities or transactions in the future, including restrictions on consolidations, sales of assets and mergers, our ability to incur liens, and sale and leaseback transaction. See "Description of the Notes—Restrictive Covenants."

Use of Proceeds

We estimate that the net proceeds to us from this offering will be approximately $            , after deducting the underwriting discounts and estimated offering expenses payable by us. We anticipate using the net proceeds from the sale of the Notes for general corporate purposes, which may include repaying outstanding commercial paper and funding working capital and capital expenditures. See "Use of Proceeds."

Further Issuances

We may from time to time, without notice to or the consent of the holders of the Notes of each series, create and issue additional debt securities having the same terms (except for the issue date, the public offering price and, in some cases, the first interest payment date) and ranking equally and ratably with the Notes of each series, in all respects, as described under "Description of the Notes—General," provided that if the additional debt securities are not fungible with the Notes of each series for United States federal income tax purposes, the additional debt securities will have a separate CUSIP number.

Denominations	The Notes will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
No Listing

We do not intend to apply to list the Notes for trading on any securities exchange or arrange for their quotation on any automated dealer quotation system. Accordingly, we cannot provide any assurance as to the development or liquidity of any market for the Notes. See "Underwriting."

Material United States Federal Income Tax Considerations

For a description of material United States federal income tax considerations relating to the purchase, ownership and disposition of the Notes, see "Material United States Federal Income Tax Considerations."

Governing Law	State of New York.
Trustee	U.S. Bank National Association.
Risk Factors

You should read the "Risk Factors" section, beginning on page S-10 of this prospectus supplement and the "Risk Factors" section of our Quarterly Report on Form 10-Q, for the quarter ended June 28, 2020, which is incorporated herein by reference, to understand some of the risks associated with an investment in the Notes.

Summary Consolidated Financial Information

        The table below sets forth a summary of our financial and other information for the periods presented. We derived the financial information as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 from our audited consolidated financial statements. We derived the financial information as of and for the six-month period ended June 28, 2020 and for the six-month period ended June 30, 2019 from our unaudited condensed consolidated financial statements. In our opinion, the unaudited condensed consolidated financial statements have been prepared on a basis consistent with our audited financial statements and contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of such unaudited financial statements. Results for the six-month period ended June 28, 2020 are not necessarily indicative of results to be expected for the full year.

        The summary consolidated financial information should be read in conjunction with our consolidated financial statements and related notes for our year ended December 31, 2019 and six-month period ended June 28, 2020, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. These financial statements should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the period ended June 28, 2020, respectively.

				Six Months Ended
	Year Ended December 31,
				June 28, 2020	June 30, 2019
	2019	2018	2017
	(In millions)
Income Statement Data:
Net sales	$23,571	$23,771	$20,428	$8,863	$12,225
Gross margin	5,980	5,737	5,100	2,184	3,173
Operating income	2,700	2,786	2,334	970	1,647
Income before income taxes	2,834	2,753	2,365	1,017	1,716
Consolidated net income	2,268	2,187	994	797	1,354
Net Income attributable to Cummins Inc.	2,260	2,141	999	787	1,338

	As of December 31,
			As of June 28, 2020
	2019	2018
	(In millions)
Balance Sheet Data:
Cash and cash equivalents	$1,129	$1,303	$1,751
Accounts receivable (trade and other)	3,387	3,635	3,069
Inventories	3,486	3,759	3,655
Property, plant and equipment, net	4,245	4,096	4,067
Total assets	19,737	19,062	20,314
Accounts payable (principally trade)	2,534	2,822	2,281
Long-term debt	1,576	1,597	1,639
Total liabilities	11,272	10,803	12,184
Total equity	8,465	8,259	8,130

RISK FACTORS

        Investing in the Notes involves risks. Before deciding to invest in the Notes, you should consider carefully the risks described below and all of the information contained in and incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties described below and incorporated by reference herein are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the risks described below or incorporated by reference herein actually occurs, our business, financial condition, liquidity and results of operations could be materially adversely affected. The risks described below or incorporated by reference herein also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See "Cautionary Statements and Forward-Looking Information."

Risks Related to Our Business

        For a discussion of the risks relating to our business, including those related to the ongoing COVID-19 pandemic, see the risk factors incorporated by reference in this prospectus supplement, in our Quarterly Report on Form 10-Q for the quarter ended June 28, 2020.

Risks Related to the Notes

We cannot assure you that an active trading market for the Notes will develop.

        The Notes are new issues of securities for which there currently are no established trading markets. We do not intend to apply for listing of the Notes on any securities exchange or arrange for their quotation on any automated dealer quotation system. There can be no assurance as to the liquidity of any market that may develop for the Notes or the ability of the noteholders to sell their Notes.

        If a trading market for a series of Notes does develop, changes in our credit ratings or the debt markets could adversely affect the market prices of such series of Notes. The prices for the Notes will depend on many factors, including:

  •
  our credit ratings with major credit rating agencies;

  •
  the prevailing interest rates being paid by other companies similar to us;

  •
  our financial condition, financial performance and future prospects; and

  •
  the overall condition of the financial markets.

        The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past, including as a result of the COVID-19 pandemic, and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the prices of the Notes.

        The underwriters have informed us that they intend to make a market in the Notes. However, the underwriters are not obligated to do so, and any such market-making activity may be terminated at any time without notice. If a market for the Notes does not develop, purchasers may be unable to resell the Notes for an extended period of time or at desired prices. Consequently, a noteholder may not be able to liquidate its investment readily, and the Notes may not be readily accepted as collateral for loans. In addition, such market-making activity will be subject to restrictions under the federal securities laws.

The future trading price of the Notes is subject to fluctuation.

        Future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, the liquidity of the market for the Notes and the market for similar securities. Future trading prices of the Notes also may be affected by our business, results of operations and credit ratings, and also could be affected by the business, results of operations and credit ratings of our affiliates. Accordingly, there can be no assurance as to the price at which noteholders will be able to sell their Notes.

The Notes will be, in effect, subordinated to all of our existing and future secured debt and will be structurally subordinated to the existing and future debt of our subsidiaries.

        The Notes constitute our senior unsecured debt and rank equally in right of payment with all of our other existing and future senior debt, except as described below. The Notes are effectively subordinated to all our existing and future secured debt, to the extent of the value of the collateral securing such debt, and will be structurally subordinated to all of the existing and future debt and other liabilities, including trade payables, of our subsidiaries. In the event of any liquidation, dissolution, bankruptcy or other similar proceeding affecting us or any of our subsidiaries, holders of secured debt of us or holders of debt of our subsidiaries may assert rights against any assets securing such debt or the assets of our subsidiaries, as applicable, in order to receive full payment of their debt before those assets may be used to pay the holders of the Notes. As of June 28, 2020, our consolidated indebtedness totaled approximately $3.8 billion. As of June 28, 2020, we had an additional $3.5 billion of unused borrowing capacity (net of outstanding borrowings and letters of credit) under our Revolving Credit Agreements. The aggregate commitments under our Revolving Credit Agreements will be permanently reduced on a dollar-for-dollar basis by the net proceeds of the offering in excess of $50 million. See "Description of the Notes—Ranking."

Our corporate structure may materially adversely affect our ability to meet our debt service obligations under the Notes.

        A significant portion of our consolidated assets is held by our subsidiaries. Our cash flow and our ability to service our debt, including the Notes, depends on the results of operations of these subsidiaries and upon the ability of these subsidiaries to make distributions of cash to us, whether in the form of dividends, loans or otherwise.

        International operations are a significant source of cash flow for our business. In certain countries where we operate, transfers of funds into or out of such countries are generally or periodically subject to various restrictive governmental regulations and there may be adverse tax consequences to such transfers. In addition, our subsidiaries may from time to time enter into agreements that restrict their ability to make dividends or other distributions to us. Furthermore, our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the Notes or to make any funds available for that purpose.

The limited covenants in the indenture governing the Notes and the terms of the Notes do not provide protection against some types of important corporate events and may not protect your investment.

        The indenture governing the Notes does not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

  •
  limit our ability to incur indebtedness that is equal in right of payment to the Notes;

  •
  restrict our subsidiaries' ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;

  •
  restrict our ability to repurchase or prepay our securities; or

  •
  restrict our or our subsidiaries' ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the Notes.

        As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the indenture and the Notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the Notes.

We may not be able to repurchase all of the Notes upon a change of control triggering event, which would result in a default under the Notes.

        Upon the occurrence of specified change of control events as described in "Description of the Notes—Repurchase at the Option of Holders," we will be required to offer to repurchase all of the outstanding Notes at 101% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of repurchase. We cannot provide any assurance that we will have sufficient financial resources to purchase all of the Notes that are tendered when so required. Our failure to repurchase the Notes upon a change of control event would cause a default under the indenture governing the Notes.

Changes in our credit ratings may adversely affect your investment in the Notes.

        The major debt rating agencies routinely evaluate our debt. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency's judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the Notes and increase our corporate borrowing costs.

We may redeem the Notes at our option, which may adversely affect your return.

        We may redeem any series of the Notes, in whole or in part, at our option at any time or from time to time at the applicable redemption prices described in this prospectus supplement. Prevailing interest rates at the time we redeem any Notes may be lower than the interest rate on such Notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the Notes to be redeemed. See "Description of the Notes—Optional Redemption" for a more detailed description of the conditions under which we may redeem the Notes.

 USE OF PROCEEDS

        We estimate that the net proceeds to us from this offering will be approximately $            , after deducting the underwriting discounts and estimated offering expenses payable by us. We anticipate using the net proceeds from the sale of the Notes for general corporate purposes, which may include repaying outstanding commercial paper and funding working capital and capital expenditures. On June 28, 2020, we had approximately $2.0 billion of commercial paper borrowings, which had a weighted average maturity of approximately 29.45 days and had a weighted-average annual interest rate of 0.55%.

 CAPITALIZATION

        The table below shows our cash and cash equivalents and capitalization as of June 28, 2020:

  •
  on an actual consolidated basis; and

  •
  on an as adjusted basis to give effect to the consummation of this offering and assuming we use the net proceeds as described under "Use of Proceeds."

        No other adjustments have been made to reflect normal course operations by us, or other developments with our business, after June 28, 2020, and thus the as adjusted information provided below is not indicative of our actual cash position or capitalization at any date.

        This table should be read in conjunction with our consolidated financial statements and the accompanying notes to those financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the period ended June 28, 2020, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 28, 2020
	Actual	As Adjusted
	(unaudited, in millions)
Cash and cash equivalents	$1,751	$
Loans payable	109		109
Commercial paper	2,027
Long-term debt(1)
Existing senior notes, 3.65%, due 2023	500		500
Existing debentures, 6.75%, due 2027	58		58
Existing debentures, 7.125%, due 2028	250		250
Existing senior notes, 4.875%, due 2043	500		500
Existing debentures, 5.65%, due 2098 (effective interest rate of 7.48%)	165		165
2025 Notes offered hereby	—
2030 Notes offered hereby	—
2050 Notes offered hereby	—
Other debt	140		140
Unamortized discount	(49)		(49)
Fair value adjustments due to hedge on indebtedness	53		53
Finance leases	88		88

Total long-term debt	1,705

Total indebtedness	3,841

Total equity	8,130		8,130

Total capitalization	$11,971	$

(1)
As of June 28, 2020, we had an additional $3.5 billion of unused borrowing capacity (net of outstanding borrowings and letters of credit) under our Revolving Credit Agreements (as defined herein). The aggregate commitments under our Revolving Credit Agreements will be permanently reduced on a dollar-for-dollar basis by the net proceeds of the offering in excess of $50 million. See "Description of the Notes—Ranking."

DESCRIPTION OF THE NOTES

        The following description of the Notes, as defined below, and terms of the indenture, as defined below, is a summary. It summarizes only those aspects of the Notes and those portions of the indenture that we believe will be most important to your decision to invest in the Notes. You should keep in mind, however, that it is the indenture, and not this summary, which defines the rights of Note holders. There may be other provisions in the indenture which are also important to you. You should read the indenture for a full description of the terms of the Notes. The following description of certain provisions of the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture.

General

        We will issue $            aggregate principal amount of        % Senior Notes due 2025 (the "2025 Notes"), $             aggregate principal amount of        % Senior Notes due 2030 (the "2030 Notes") and $            aggregate principal amount of        % Senior Notes due 2050 (the "2050 Notes," and together with the 2025 Notes and the 2030 Notes, the "Notes"), each as a separate series under an indenture dated September 16, 2013 (the "base indenture"), as amended and supplemented by a third supplemental indenture with respect to the 2025 Notes, a fourth supplemental indenture with respect to the 2030 Notes and a fifth supplemental indenture with respect to the 2050 Notes, each to be dated                , 2020, and each between us and U.S. Bank National Association, a national banking association, as trustee (collectively, the "supplemental indentures"). The base indenture, as supplemented by the supplemental indentures, is referred to herein as the "indenture."

        The following description of the provisions of the indenture and the notes is only a summary. You should read the entire indenture carefully because it, and not this description, defines your rights as a holder of the Notes. You may obtain copies of the base indenture and the supplemental indentures from us upon request at our address set forth under "Where You Can Find More Information" in this prospectus supplement. We have also filed the base indenture as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and we will file the supplemental indentures relating to the Notes with a Current Report on Form 8-K upon completion of this offering.

        Unless otherwise indicated, capitalized terms used in the following summary that are defined in the indenture have the meanings used in the indenture. As used in this "Description of the Notes," references to "Cummins," "we," "us," "our" or the "Company" refer to Cummins Inc. and do not, unless the context otherwise indicates, include our subsidiaries.

        The 2025 Notes, the 2030 Notes and the 2050 Notes each constitute a new series of debt securities under the indenture. Under the indenture, we may, without the consent of the holders of the Notes of the applicable series, "reopen" such series of Notes and issue additional notes of such series from time to time in the future having the same terms (other than issue price, issue date and, in some cases, the first interest payment date) so that in either case the existing Notes of such series and the additional notes form a single series under the indenture; provided, however, that if the additional notes are not fungible with the Notes of such series for United States federal income tax purposes, the additional notes will have a separate CUSIP number.

        The Notes will be issued in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof. If any interest payment date, date of redemption or the maturity date of any of the Notes is not a Business Day (as defined below), then payment of interest and/or principal will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made.

        The Notes do not contain any sinking fund provisions.

Principal, Maturity and Interest

        The 2025 Notes will mature on                , 2025 and will bear interest at the rate of        % per annum. The 2030 Notes will mature on                , 2030 and will bear interest at the rate of        % per annum. The 2050 Notes will mature on                , 2050 and will bear interest at the rate of        % per annum. Interest on the Notes will be payable semi-annually, in cash, in arrears on                and                , of each year, beginning on                        , 2021, to the registered holders of record of the Notes at the close of business on the immediately preceding                and                .

        Interest on the Notes will accrue from                , 2020. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Ranking

        The Notes will be our senior unsecured obligations. Payment of the principal and interest on the Notes will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness, rank senior in right of payment to all of our existing and future subordinated indebtedness and be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of any assets securing such indebtedness. As of June 28, 2020, as adjusted for this offering, we would have had $             million of consolidated indebtedness outstanding, including the Notes. As of June 28, 2020, as adjusted for this offering, we, and certain of our subsidiaries, would also have had an additional $             million of unused borrowing capacity (net of outstanding borrowings and letters of credit) under the Revolving Credit Agreements (as defined below).

        The Notes will not be guaranteed by any of our subsidiaries, and, therefore, will be structurally subordinated to any existing and future indebtedness, preferred equity and other obligations of our subsidiaries, including trade payables. Our subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the Notes or to make funds available to pay those amounts, whether by dividend, loan or other payment.

        "Revolving Credit Agreements" means (a) that certain Credit Agreement, dated as of August 22, 2018, by and among Cummins Inc., the subsidiary borrowers referred to therein, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, as amended by an Amendment No. 1, dated as of August 21, 2019, providing for aggregate commitments of $2.0 billion, (b) that certain Amended and Restated 364-Day Credit Agreement, dated as of August 21, 2019, by and among Cummins Inc., the subsidiary borrowers referred to therein, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, providing for aggregate commitments of $1.5 billion and (c) that certain 364-Day Credit Agreement, dated as of May 1, 2020, by and among Cummins Inc., the subsidiary borrowers referred to therein, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, providing for aggregate commitments of $2.0 billion (the "May 2020 Facility").

        The terms and conditions of the May 2020 Facility provide that,

  •
  within 5 business days of the settlement of this offering, we must prepay the principal amount of loans outstanding (if any) under the May 2020 Facility in an amount equal to the lesser of:

  •
  the principal amount of loans then outstanding under the May 2020 Facility, and

  •
  100% of the amount of the net proceeds of this offering that are in excess of $50 million.

  •
  upon the settlement of this offering, and, regardless of whether any loans are then outstanding under the May 2020 Facility, the aggregate commitments under the May 2020 Facility will be immediately, permanently and irrevocably reduced in an amount equal to the amount by which the total amount of the net proceeds of this offering, in excess of $50 million, exceeds the principal amount of outstanding loans under the May 2020 Facility.

        As of the date of this prospectus supplement, no loans are outstanding under the May 2020 Facility.

Optional Redemption

        We may from time to time, at our option, redeem some or all of the Notes of each series at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the applicable redemption date:

  •
  100% of the principal amount of the Notes to be redeemed; and

  •
  the sum of the present values of the principal amount and the remaining scheduled payments of interest on the Notes to be redeemed (not including any portion of payments of interest accrued as of the applicable redemption date) that would be due if such Notes matured on the applicable Par Call Date (as defined below), discounted to the applicable redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the Treasury Rate plus        % in the case of the 2025 Notes,        % in the case of the 2030 Notes and        % in the case of the 2050 Notes;

provided, that (i) if we redeem any 2025 Notes on or after                         (one month prior to the maturity date of the 2025 Notes) (the "2025 Par Call Date"), (ii) if we redeem any 2030 Notes on or after                        (three months prior to the maturity date of the 2030 Notes) (the "2030 Par Call Date") and (iii) if we redeem any 2050 Notes on or after                        (six months prior to the maturity date of the 2050 Notes) (such date, together with the 2025 Par Call Date and the 2030 Par Call Date, each a "Par Call Date"), the redemption price for those Notes will equal 100% of the principal amount of the Notes to be redeemed.

        In each case, for purposes of calculating the redemption prices, the following terms will have the meanings set forth below.

        "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which the trustee or banking institutions in New York, New York are authorized or obligated by law or executive order to close.

        "Comparable Treasury Issue" means the U.S. Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming for this purpose such Notes would mature on the applicable Par Call Date) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

        "Comparable Treasury Price" means, with respect to any redemption date,

  •
  the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or

  •
  if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received for such redemption date.

        "Independent Investment Banker" means one of the Reference Treasury Dealers selected by us from time to time.

        "Reference Treasury Dealer" means each of BofA Securities, Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, and one other nationally recognized investment banking firm that is a Primary Treasury Dealer to be selected by us, and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in the United States (a "Primary Treasury Dealer"), in which case we will substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding the redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        We will provide (or direct the trustee to provide) notice of any redemption, at least 15 days but not more than 60 days before the applicable redemption date, to each holder of the Notes to be redeemed.

        Notice of any redemption of the Notes in connection with a corporate transaction that is pending (including an equity offering, an incurrence of indebtedness or a change of control) may, at our discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of the transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived by the redemption date. We shall notify holders of any such rescission as soon as reasonably practicable after we determine that we will not be able satisfy or otherwise waive such conditions precedent. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the redemption date.

        If we redeem fewer than all of the Notes of a series, and the Notes of such series are global Notes, the Notes of such series to be redeemed will be selected by the Depository Trust Company ("DTC") in accordance with DTC's procedures. If the Notes to be redeemed are not global Notes, the trustee will select the particular Notes of such series to be redeemed by lot, on a pro rata basis, or by another method the trustee deems fair and appropriate.

        Unless we default in the payment of the redemption price, on and after the applicable redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

        In addition, we may at any time acquire the Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase, negotiated transactions or otherwise, so long as the acquisition does not otherwise violate the terms of the indenture.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control Triggering Event occurs, unless a notice of redemption has been delivered prior to or within 30 days after such Change of Control Triggering Event stating that all of the Notes will be redeemed as described above, each holder of the Notes will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder's outstanding Notes pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in the indenture. In the Change of Control Offer, we will offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase (the "Change of Control Payment"), subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after the public announcement of the transaction or transactions that would constitute the Change of Control, we will provide notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or would constitute a Change of Control Triggering Event and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is provided (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in such notice. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control and conditioned on the Change of Control Triggering Event occurring, with the Change of Control Payment Date to occur no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        On the Change of Control Payment Date, we will, to the extent lawful:

  (1)
  accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee the Notes properly accepted together with an officers' certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

        The paying agent will promptly deliver to each holder of Notes properly tendered the Change of Control Payment for such Notes, and we and the trustee will promptly execute, authenticate and deliver (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

        Except as described above with respect to a Change of Control Triggering Event, the indenture does not contain provisions that permit you to require that we repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party (1) makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and (2) purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

        The existence of a holder's right to require us to repurchase such holder's Notes upon the occurrence of a Change of Control Triggering Event may deter a third party from acquiring us in a transaction which would constitute a Change of Control.

        Any future credit agreements or other agreements relating to other debt to which we become a party may contain restrictions upon, and provisions limiting, our ability to purchase Notes and may also prohibit us from purchasing Notes. In the event a Change of Control Triggering Event occurs at a time when we are prohibited from purchasing Notes, we could seek the consent of our other lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain such consent or repay such borrowings, we will remain prohibited from purchasing Notes. In such case, our failure to purchase tendered Notes would constitute an event of default under the indenture which could, in turn, constitute a default under other debt, including secured debt.

        For purposes of this provision, the following terms will have the meanings set forth below:

        "Below Investment Grade Rating Event" means that the Notes cease to be rated with an Investment Grade Rating by at least two of the three Rating Agencies on any date during the period (the "Trigger Period") commencing on the date of the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period shall be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade); provided, however, that a Below Investment Grade Rating Event otherwise arising by virtue of particular reductions in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of, or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, exchange, conveyance or other disposition (other than by way of merger or consolidation or as a pledge for security purposes only), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than us or one of our Subsidiaries;

  (2)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of our then outstanding Voting Stock, measured by voting power rather than number of shares; or

  (3)
  the approval by the holders of our common stock of a plan for our liquidation or dissolution,

other than, in the case of clause (1) or clause (3) above, any transaction or series of related transactions that complies with the covenant described under "—Consolidation, Merger, Conveyance, Transfer or Lease."

        Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if: (a) we become a direct or indirect wholly-owned subsidiary of a holding company and (b) either (i) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction, or (ii) immediately following that transaction, no "person" (as that term is used in Section 13(d)(3) of the Exchange Act), other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, exchange, conveyance or other disposition of "all or substantially all" of the assets of us and our Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under New York law, which governs the indenture. Accordingly, your ability to require us to repurchase your Notes as a result of a direct or indirect sale, lease, transfer, exchange, conveyance or other disposition of less than all of the assets of us and our Subsidiaries taken as a whole to another person or group may be uncertain.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event; provided that no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

        "Fitch" means Fitch Ratings Inc. and its successors.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's; a rating equal to or higher than BBB- (or the equivalent) by S&P; a rating equal to or higher than BBB- (or the equivalent) by Fitch; or the equivalent investment grade credit rating from any replacement Rating Agency selected by us.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Rating Agency" means (1) each of Moody's, S&P and Fitch; and (2) if any of Moody's, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act, as amended, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody's, S&P and/or Fitch, as the case may be; provided that we shall give notice of any such replacement to the trustee.

        "S&P" means S&P Global Ratings, a division of S&P Global Inc., and its successors.

        "Voting Stock" of any specified person as of any date means the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Restrictive Covenants

        Some of the defined terms used in the following subsections are defined below under "Definitions for Restrictive Covenants."

Consolidation, Merger, Conveyance, Transfer or Lease

        We may not consolidate or combine with or merge with or into or sell, assign (excluding any assignment solely as collateral for security purposes), convey, lease, transfer or otherwise dispose of all or substantially all of our assets and our Subsidiaries taken as a whole to any person or persons in a single transaction or through a series of related transactions, unless:

  •
  we are the successor, continuing or transferee person or, if we are not the successor, continuing or transferee person, the resulting, surviving or transferee person (the "surviving entity") is a company organized and existing under the laws of the United States, any State thereof or the District of Columbia that expressly assumes all of our obligations under the Notes and the indenture pursuant to a supplemental indenture executed and delivered to the trustee;

  •
  immediately after giving effect to such transaction or series of related transactions, no event of default has occurred and is continuing; and

  •
  we or the surviving entity delivers to the trustee an officers' certificate and opinion of counsel stating that the transaction or series of related transactions and a supplemental indenture, if any, complies with the indenture.

        If any consolidation or merger of us or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets and our Subsidiaries taken as a whole occurs in accordance with the conditions above, the surviving entity will succeed to, and be substituted for, and may exercise every right and power of, us under the indenture with the same effect as if such surviving entity had been named as the initial issuer under the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and the Notes, and may be liquidated and dissolved.

Limitations on Liens

        If, after the date of the indenture, Cummins or any Consolidated Subsidiary shall incur any Debt secured by a Lien on any Principal Property or any shares of capital stock of any Consolidated Subsidiary that owns a Principal Property (other than any Subsidiary that is principally engaged in leasing or receivables financing transactions or that holds as all or substantially all of its assets equity interests in one or more such Subsidiaries), in each case, whether now owned or hereafter acquired, Cummins must secure the Notes equally and ratably with (or prior to) such secured Debt, unless, upon giving effect to the incurrence of such Debt and any substantially simultaneous permanent repayment of any secured Debt, the aggregate amount of all Debt secured by a Lien on any Principal Property or on any shares of capital stock of any Consolidated Subsidiary that owns a Principal Property (other than any Subsidiary that is principally engaged in leasing or receivables financing transactions or that holds as all or substantially all of its assets equity interests in one or more such subsidiaries), together with all Attributable Debt of Cummins and its Consolidated Subsidiaries in respect of Sale and Leaseback Transactions involving Principal Properties, would not exceed 15% of the Consolidated Total Assets of Cummins and the Consolidated Subsidiaries. The aggregate amount of all secured Debt referred to in the preceding sentence excludes any then existing secured Debt that has been secured equally and ratably with the Notes. See "—Limitations on Sale and Leaseback Transactions" below.

        This restriction does not apply to, and there will be excluded from all Debt so secured in any computation under such restriction and under the covenant "—Limitations on Sale and Leaseback Transactions" below, Debt secured by any of the following:

  •
  Liens on any property or shares of capital stock existing at the time of acquisition thereof (including, without limitation, by way of merger or consolidation); provided that any such Lien was in existence prior to the date of such acquisition, was not incurred in contemplation thereof and does not extend to any other property or shares of capital stock (other than proceeds);

  •
  Liens in favor of us or a Consolidated Subsidiary;

  •
  Liens in favor of governmental bodies to secure progress or advance payments pursuant to any contract or provision of any statute;

  •
  Liens created or incurred in connection with an industrial revenue bond, industrial development bond, pollution control bond or similar financing arrangement between us or a Consolidated Subsidiary and any federal, state or municipal government or other governmental body or quasi—governmental agency;

  •
  Liens on property or shares of capital stock to secure all or part of the cost of acquiring (including, without limitation, acquisitions through merger or consolidation), substantially repairing or altering, constructing, developing or substantially improving the property, or to secure Debt incurred for any such purpose, to the extent that any such Lien relates solely to the property subject to the Lien, proceeds thereof and agreements relating thereto and that the principal amount of Debt secured by each such Lien was incurred concurrently with, or within 180 days of, such acquisition (including, without limitation, acquisitions through merger or consolidation), repair, alteration, construction (or the commencement of commercial operation of such property, whichever is later), development or improvement and does not exceed the cost to us or such Consolidated Subsidiary of the property subject to the Lien, as determined in accordance with GAAP;

  •
  Liens on property or shares of capital stock of any entity existing at the time such entity becomes a Subsidiary;

  •
  Liens in favor of a governmental agency to qualify us or any Consolidated Subsidiary to do business, maintain self-insurance or obtain other benefits, or Liens under workers' compensation laws, unemployment insurance laws, social security laws or regulations or similar legislation;

  •
  Liens imposed by law, such as laborers' or other employees', carriers', warehousemen's, mechanics', materialmen's, repairmen's, vendors' and other like Liens;

  •
  Liens arising out of judgments or awards against us or any Consolidated Subsidiary with respect to which we or such Consolidated Subsidiary at the time shall be prosecuting an appeal or proceedings for review;

  •
  Liens for taxes, assessments, governmental charges or levies not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate action by us or any Consolidated Subsidiary, as the case may be; and

  •
  any refinancing, refunding, extension, renewal or replacement, in whole or in part, of any Lien referred to above, to the extent that such refinancing, refunding, extension, renewal or replacement Lien is limited to the same property or shares of capital stock that secured the Lien so refinanced, refunded, extended, renewed or replaced (and proceeds thereof and any after-acquired collateral within the scope of the collateral granting clause that was in effect prior to such refinancing, refunding, extension, renewal or replacement) and will not exceed the principal amount of Debt so secured at the time of such refinancing, refunding, extension, renewal or replacement; provided that such principal amount of Debt so secured shall continue to be included in the computation in the first paragraph of this covenant and under the covenant "—Limitations on Sale and Leaseback Transactions" below to the extent so included at the time of such refinancing, refunding, extension, renewal or replacement.

Limitations on Sale and Leaseback Transactions

        Neither we nor any Consolidated Subsidiary may enter into any Sale and Leaseback Transaction involving any Principal Property unless either of the following conditions are met:

  •
  upon giving effect thereto, the aggregate amount of all Attributable Debt of Cummins and its Consolidated Subsidiaries with respect to Sale and Leaseback Transactions involving Principal Properties plus the aggregate amount of all Debt secured by Liens on any Principal Property or on any shares of capital stock of any Consolidated Subsidiary (other than any Subsidiary that is principally engaged in leasing or receivables financing transactions or that holds as all or substantially all of its assets equity interests in one or more such subsidiaries) incurred without equally and ratably securing the Notes pursuant to the covenant "—Limitations on Liens" above (other than Liens of the types described in the exceptions to such covenant above) would not exceed 15% of the Consolidated Total Assets of Cummins and the Consolidated Subsidiaries; or

  •
  within 180 days of such Sale and Leaseback Transaction involving a Principal Property, we or such Consolidated Subsidiary applies an amount not less than the greater of:

  (1)
  the Net Proceeds of the Sale and Leaseback Transaction; and

  (2)
  the fair market value of the Principal Property so leased at the time of such transaction;

    to either (a) the retirement or prepayment, and in either case, the permanent reduction, of Funded Debt of us or any Consolidated Subsidiary (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount) or (b) the purchase of other property that will constitute Principal Property.

        This restriction will not apply to any Sale and Leaseback Transaction, and there will be excluded from Attributable Debt in any computation described in this covenant and above under the covenant "—Limitations on Liens" with respect to any such transaction:

  •
  solely between us and a Consolidated Subsidiary or solely between Consolidated Subsidiaries;

  •
  financed through an industrial revenue bond, industrial development bond, pollution control bond or similar financing arrangement between us or a Consolidated Subsidiary and any federal, state or municipal government or other governmental body or quasi -governmental agency;

  •
  in which the applicable lease is for a period, including renewal rights, of three years or less;

  •
  as to which the effective date of any such arrangement or the purchaser's commitment therefor is within 180 days prior or subsequent to the acquisition of the Principal Property (including, without limitation, acquisition by merger or consolidation) or the completion of construction and commencement of operation thereof, whichever is later; or

  •
  in which the lease payment is created in connection with a project financed with, and such obligation constitutes, a Nonrecourse Obligation.

Definitions for Restrictive Covenants

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, on the date of any determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the interest rate set forth or implicit in the terms of such lease, determined in accordance with GAAP, or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Notes of each series on such date of determination, in either case compounded semi-annually. "Net rental payments" means the total amount of rent payable by the lessee after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

        "Consolidated Subsidiary" means a Subsidiary of us whose financial statements are consolidated with our financial statements in accordance with GAAP.

        "Consolidated Total Assets" means, at any time of determination, the total assets of us and our Consolidated Subsidiaries, as shown on the consolidated balance sheet in our then latest quarterly or annual report filed with the Securities and Exchange Commission, prepared in accordance with GAAP.

        "Debt" means, at any time, (1) all obligations of Cummins and all obligations of any Consolidated Subsidiary, to the extent such obligations would appear as a liability upon the consolidated balance sheet of Cummins and the Consolidated Subsidiaries, in accordance with GAAP, (a) for borrowed money, (b) evidenced by bonds, debentures, notes or other similar instruments and (c) in respect of drawn and unreimbursed amounts under letters of credit supporting any Debt of others, and (2) all guarantees by Cummins or any Consolidated Subsidiary of Debt of others.

        "Funded Debt" means (1) all Debt for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower (excluding any amount thereof included in current liabilities) and (2) all rental obligations payable more than 12 months from such date under leases that are capitalized in accordance with GAAP (such rental obligations to be included as Funded Debt at the amount so capitalized).

        "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

        "Incur" means to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an acquisition (by way of merger, consolidation or otherwise)), or otherwise become responsible for, contingently or otherwise.

        "Lien" means any mortgage, pledge, hypothecation, charge, encumbrance, security interest, statutory or other lien, or other security or similar agreement or similar preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement having substantially the same economic effect as any of these.

        "Net Proceeds" means, with respect to a Sale and Leaseback Transaction, the aggregate amount of cash or cash equivalents received by us or a Consolidated Subsidiary, less the sum of all payments, fees, commissions and expenses incurred in connection with such transaction, and less the amount (estimated reasonably and in good faith by us) of income, franchise, sales and other applicable taxes required to be paid by us or any Consolidated Subsidiary in connection with such transaction in the taxable year that such transaction is consummated or in the two immediately succeeding taxable years, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

        "Nonrecourse Obligation" means indebtedness or lease payment obligations substantially related to (i) the acquisition of assets not previously owned by us or any Consolidated Subsidiary or (ii) the financing of a project involving the development or expansion of our or any Consolidated Subsidiary's properties, in either case, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any Consolidated Subsidiary or any of our or any of our Subsidiaries' assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof), other than recourse for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financings.

        "Principal Property" means any manufacturing plant, warehouse or other similar facility or any parcel of real estate or group of contiguous parcels of real estate owned by Cummins or any Consolidated Subsidiary the gross book value of which on the date as of which the determination is being made exceeds 1% of Consolidated Total Assets and that is located in the United States of America, Canada or the Commonwealth of Puerto Rico, other than any such manufacturing plant, warehouse or other similar facility or parcel or group of contiguous parcels of real estate that in the opinion of our board of directors is not of material importance to the business conducted by us and our Subsidiaries taken as a whole. As of the date of this prospectus supplement, we do not own any properties which would meet the definition of "Principal Properties."

        "Sale and Leaseback Transaction" means any arrangement whereby we or any of our Subsidiaries have sold or transferred, or will sell or transfer, property and have or will take back a lease pursuant to which the rental payments are calculated to amortize the purchase price of the property substantially over the useful life of such property.

        "Subsidiary" means any corporation, partnership or other legal entity (a) the accounts of which are consolidated with ours in accordance with GAAP and (b) of which, in the case of a corporation, partnership or other legal entity, more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by us or by one or more other Subsidiaries.

Events of Default

        The following are events of default with respect to the Notes of each series:

  •
  a default for 30 days in payment of interest on any Note of such series;

  •
  a default in payment of principal (or premium, if any) on any Note of such series as and when the same becomes due either upon maturity, by declaration or otherwise;

  •
  a default by us in the performance of any of the other covenants or agreements in the indenture relating to the Notes of such series which shall not have been remedied within a period of 90 days after written notice by the trustee or holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding;

  •
  certain events of bankruptcy, insolvency or reorganization of us or our Significant Subsidiaries; and

  •
  an event of default under the terms of any indenture or instrument for borrowed money under which we or any of our Significant Subsidiaries has outstanding an aggregate principal amount of at least $125.0 million, which event of default results in an acceleration of the payment of all or a portion of such indebtedness for money borrowed prior to its maturity, which acceleration is not rescinded or annulled within 30 days after notice of such acceleration.

        "Significant Subsidiary" means any of our Subsidiaries that would be a "Significant Subsidiary" within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission.

Modification and Waiver

        In addition to those matters set forth in the accompanying base prospectus, the following modifications or amendments to the Indenture may not be made without the consent of each of the holders of Notes so affected:

  •
  cause any such Note to become subordinate in right of payment to any other Debt, except to the extent provided in the terms of such Note; or

  •
  impair such Holder's right to require repurchase of the Notes on the terms provided therein.

Trustee

        U.S. Bank National Association is the trustee under the indenture. The duties of the trustee shall be as provided by the Trust Indenture Act, and as set forth in the indenture.

Additional Information

        See "Description of Debt Securities" in the accompanying prospectus for additional important information about the Notes, including general information about the indenture, amendments and waivers to the indenture and the Notes, transfer and exchange, defeasance and the governing law of the indenture and the Notes. For information regarding book-entry delivery and settlement of the Notes, including settlement through Euroclear and Clearstream, see "Book-Entry, Delivery, Form" in this prospectus supplement.

Book-Entry Delivery, Form

Global Notes

        The certificates representing the Notes will be represented by one or more global Notes in registered form without interest coupons, and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The global Notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of Cede & Co. (DTC's partnership nominee) or another DTC nominee, in each case, for credit to an account of a Participant or Indirect Participant (as defined below) in DTC as described below under "—Depositary Procedures."

        Except as set forth below, the global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the global Notes will not be entitled to receive physical delivery of Notes in certificated form.

        All interests in the global Notes will be subject to the procedures and requirements of DTC. These interests may also be subject to the procedures and requirements of the Participants and Indirect Participants in DTC's book-entry system, including Euroclear Bank S.A./NV, as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, société anonyme, Luxembourg ("Clearstream").

        DTC may discontinue providing its services as global Notes depositary with respect to the global Notes at any time by giving reasonable notice to us or the indenture trustees. Under these circumstances, in the event that a successor securities depositary is not obtained, debt security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, we will cause debt security certificates to be printed and delivered.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (the "Participants"). DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants"). The DTC rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

        DTC has also advised us that, pursuant to procedures established by it:

  (1)
  upon deposit of the global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the global Notes; and

  (2)
  ownership of these interests in the global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global Notes).

        Purchases of global Notes under the DTC system must be made by or through Participants, which will receive a credit for the global Notes on DTC's records. The ownership interest of each actual purchaser of each debt security, the beneficial owner, is in turn to be recorded on the records of Participants and Indirect Participants. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which they entered into the transaction. Transfers of ownership interests in the global Notes are accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in global Notes, except in the event that use of the book-entry system for the global Notes is discontinued.

        Investors in the global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

        Redemption proceeds, principal payments and interest, premium, if any, or other payments on the global Notes will be made to Cede & Co., as DTC's nominee, or to such other nominee as an authorized representative of DTC may request. Under the terms of the indenture, the Company and the trustee will treat the persons in whose names the Notes, including the global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Payment of redemption proceeds, principal payments and interest, premium, if any, or other payments to Cede & Co. (or such other nominee as an authorized representative of DTC may request) is the responsibility of us or our paying agent, if any, disbursement of such payments to Participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of Participants and Indirect Participants.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. To facilitate subsequent transfers, all global Notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as an authorized representative of DTC may request. The deposit of global Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global Notes; DTC's records reflect only the identity of the Participants to whose accounts such global Notes are credited, which may or may not be the beneficial owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers. Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        A beneficial owner shall give notice to elect to have its global Notes purchased or tendered, through its participant, to the tender agent and shall effect delivery of such global Notes by causing the Participant to transfer the participant's interest in the global Notes, on DTC's records, to the tender agent. The requirement for physical delivery of global Notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the global Notes are transferred by Participants on DTC's records and followed by a book-entry credit of the tendered global Notes to the tender agent's DTC account.

        Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counter-party in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf of delivering or receiving interests in the relevant global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the Notes, DTC reserves the right to exchange the global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but neither we, the indenture trustee nor any underwriter takes any responsibility for the accuracy of the information.

        Neither we nor the indenture trustee will have any responsibility or obligation to any DTC Participant or Indirect Participant or any beneficial owner of a book-entry interest or any other person not shown on the registration books of the trustees as being a holder of the global Notes with respect to: (1) any global Notes; (2) the accuracy of any records maintained by DTC or any DTC Participant or Indirect Participant; (3) the payment by DTC or any DTC Participant or Indirect Participant of any amount due to any beneficial owner of a book-entry interest in respect of the principal or redemption price of or interest on the global Notes; (4) the delivery by DTC or any DTC Participant or Indirect Participant of any notice to any beneficial owner of a book-entry interest which is required or permitted under the terms of the indenture to be given to holders of the global Notes; (5) the selection of the owners of a book-entry interest to receive payment in the event of any partial redemption of any global Notes; or (6) any consent given or other action taken by DTC or its nominee as holder of the global Notes.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if:

  (1)
  DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the global Notes and DTC fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act; or

  (2)
  the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes.

        In all cases, Certificated Notes delivered in exchange for any global Note or beneficial interests in global Notes will be registered in the names and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Methods of Receiving Payments on the Notes

        If a holder has given wire transfer instructions to the Company at least 10 Business Days prior to the applicable payment date, the Company will make all payments on such holder's Notes in accordance with those instructions. Otherwise, payments on the exchange Notes will be made at the office or agency of the paying agent and registrar for the Notes unless the Company elects to make interest payments by check mailed to the holders at their addresses set forth in the register of holders.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material United States federal income tax consequences of the acquisition, ownership, and disposition of the Notes. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), existing and proposed Treasury Regulations promulgated thereunder, judicial decisions and rulings, and pronouncements and administrative interpretations of the Internal Revenue Service (the "IRS"), all of which are subject to change at any time, possibly on a retroactive basis, by legislative, judicial, or administrative action. We cannot assure you that the IRS will not challenge the conclusions stated below, and no ruling from the IRS has been (or will be) sought on any of the matters discussed below.

        This summary is limited to holders that purchase the Notes at their "issue price" (which is equal to the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of a series of Notes is sold for cash) and hold the Notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

        The following summary does not purport to be a complete analysis of all the potential U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the Notes, and it does not describe all of the tax consequences that may be relevant to a holder in light of a holder's particular circumstances. Without limiting the generality of the foregoing, this summary does not address the Medicare tax imposed on certain investment income, the effect of alternative minimum tax, or the effect of any special rules applicable to certain types of beneficial owners, including, without limitation, dealers in securities or currencies, insurance companies, banks and other financial institutions, thrifts, regulated investment companies, tax-exempt entities, U.S. holders whose functional currency is not the U.S. dollar, U.S. expatriates, persons who hold the Notes as part of a straddle, hedge, conversion transaction, or other risk reduction or integrated investment transaction, investors in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons subject to special U.S. federal income tax accounting rules requiring conformity of tax reporting with an applicable financial statement, individual retirement accounts or qualified pension plans, controlled foreign corporations, passive foreign investment companies, or investors in pass through entities, including partnerships and Subchapter S corporations. Further, it does not include any description of any estate or gift tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Notes.

        THIS SUMMARY IS OF A GENERAL NATURE AND IS INCLUDED HEREIN SOLELY FOR INFORMATION PURPOSES. THIS SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. NO REPRESENTATION WITH RESPECT TO THE CONSEQUENCES TO ANY PARTICULAR PURCHASER OF THE NOTES IS MADE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

Treatment of the Notes Generally

        In certain circumstances the timing and amount of payments otherwise due on the Notes may differ from the scheduled payments on the Notes (see "Description of Notes—Repurchase at the Option of Holders—Change of Control"). Because we are obligated to make such payments under certain circumstances, the Notes may be subject to special rules under the Treasury Regulations that are applicable to debt instruments that provide for one or more contingent payments. Under the Treasury Regulations, however, the special rules applicable to contingent payment debt instruments will not apply if, as of the issue date, the contingencies are either "remote" or "incidental." Cummins intends to take the position (and this discussion assumes) that the contingencies that would cause payments to differ from the scheduled payments are remote or incidental.

        Cummins' determination that such payments are remote or incidental contingencies for these purposes is binding on each holder (but not on the IRS), unless such holder discloses in the proper manner to the IRS that it is taking a contrary position. We can provide no assurance that our position will be sustained if challenged by the IRS. A successful challenge of this position by the IRS will require a holder to accrue interest income at a "comparable yield," which may be higher than the stated interest rate on the Notes, and will cause any gain from the sale or other disposition of a Note to be treated as ordinary interest income, rather than capital gain. Holders are urged to consult their tax advisors regarding the potential application of the contingent payment debt regulations to the Notes and the consequences thereof.

        The remainder of this discussion assumes that the Notes are not subject to the rules applicable to contingent payment debt instruments.

Taxation of U.S. Holders

        The following summary is limited to the U.S. federal income tax consequences relevant to beneficial owners of Notes who are not classified for U.S. federal income tax purposes as partnerships and who are U.S. holders. As used herein, "U.S. holders" are any beneficial owners of the Notes, that are, for United States federal income tax purposes, (i) individuals that are citizens or residents of the United States, (ii) corporations (or other entities treated as corporations for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia, (iii) estates, the income of which is subject to United States federal income taxation regardless of its source, or (iv) trusts if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Interest Income and Original Issue Discount

        All of the Notes bear interest at a fixed rate. We anticipate (and this discussion assumes) that we will not issue the Notes at a discount that will exceed a de minimis amount (as described in the paragraph below) and, therefore, that the Notes will not be issued with original issue discount ("OID") for United States federal income tax purposes. Accordingly, interest on a Note will generally be includable in income of a U.S. holder as ordinary income at the time a U.S. holder receives the interest or the interest accrues, in accordance with the U.S. holder's regular method of accounting for U.S. federal income tax purposes.

        The Notes will be treated as issued with OID if their principal amount exceeds their "issue price" by an amount equal to, or greater than, 1/4 of 1 percent of the principal amount multiplied by the number of complete years from the issue date of the Note to its maturity. If the Notes are issued with OID, a U.S. holder will be required to include OID in income based on a constant yield to maturity accrual method, rather than the U.S. holder's regular method of accounting (i.e., cash or accrual), which may result in the recognition of income before the actual receipt of the semi-annual interest payments in cash.

Sale, Exchange or Redemption of the Notes

        A U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or other taxable disposition of a Note and the U.S. holder's tax basis in such Note. The amount realized is generally equal to the amount of cash and the fair market value of any property received for the Note (other than amounts attributable to accrued but unpaid stated interest on the Note which will be taxed as interest income as described above). A U.S. holder's tax basis in the Note generally will be the initial purchase price paid therefor.

        Such capital gain or loss will be treated as a long-term capital gain or loss if, at the time of the sale, exchange, retirement, or other taxable disposition, the Note has been held by the U.S. holder for more than one year; otherwise, the capital gain or loss will be short-term. Non-corporate taxpayers may be subject to a lower U.S. federal income tax rate on their net long-term capital gains than that applicable to ordinary income or short term capital gain. U.S. holders are subject to certain limitations on the deductibility of their capital losses.

Information Reporting and Backup Withholding

        Under certain circumstances, U.S. holders of the Notes may be subject to information reporting and backup withholding (currently at a rate of 24%) on payments of interest, principal, gross proceeds from disposition of the Notes, and redemption premium, if any. Backup withholding generally applies only if:

  •
  the U.S. holder fails to furnish its social security or other taxpayer identification number within a reasonable time after a request for such information;

  •
  the U.S. holder furnishes an incorrect taxpayer identification number;

  •
  the applicable withholding agent is notified by the IRS that the U.S. holder previously failed to report interest or dividends properly; or

  •
  the U.S. holder fails, under certain circumstances, to provide a certified statement, signed under penalties of perjury, that the taxpayer identification number provided is its correct number and that the U.S. holder is not subject to backup withholding.

        Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit against such U.S. holder's U.S. federal income tax liability and may entitle such U.S. holder to a refund provided such U.S. holder timely furnishes the required information to the IRS. We cannot refund amounts once withheld. Certain persons are exempt from backup withholding, including corporations and certain financial institutions. U.S. holders of the Notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

        We will file annually with the IRS, and to record holders of the Notes to whom we are required to furnish such information, information relating to the amount of interest and the amount of backup withholding, if any, with respect to the Notes.

Taxation of Non-U.S. Holders

        The rules governing United States federal income taxation of a non-U.S. holder of the Notes are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. holders should consult with their tax advisors to determine the effect of United States federal, state and local and foreign tax laws, as well as income tax treaties, with regard to an investment in the Notes, including any reporting requirements.

        The following summary is limited to the U.S. federal income tax consequences relevant to a beneficial owner of a Note who is not classified for U.S. federal income tax purposes as a partnership and who is not a U.S. holder (or as a "disregarded entity" owned by such beneficial owner) (a "Non-U.S. holder").

Interest Income and Original Issue Discount

        Subject to the summary of backup withholding and FATCA rules below, payments of interest on a Note to any Non-U.S. holder will not be subject to U.S. federal income or withholding tax provided we or the person otherwise responsible for withholding U.S. federal income tax from payments on the

Notes receives a required certification from the Non-U.S. holder (as discussed below) and the Non-U.S. holder is not:

  •
  an actual or constructive owner of 10% or more of the total combined voting power of all our voting stock;

  •
  a controlled foreign corporation related, directly or indirectly, to us through stock ownership within the meaning of Section 864(d)(4) of the Code;

  •
  a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code; and

  •
  receiving such interest payments as income effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States.

        In order to satisfy the certification requirement, the Non-U.S. holder must provide a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable IRS Form W-8 (or appropriate substitute or successor form) that provides the Non-U.S. holder's name and address and certifies under penalties of perjury that the Non-U.S. holder is not a United States person. Alternatively, in a case where a securities clearing organization, bank or other financial institution holds the Note in the ordinary course of its trade or business on behalf of the Non-U.S. holder, we or the person who otherwise would be required to withhold U.S. federal income tax must receive from the financial institution a certification under penalties of perjury that a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable IRS Form W-8 (or the appropriate substitute or successor form) has been received by it, or by another such financial institution, from the Non-U.S. holder, and a copy of such a form must be furnished to the applicable withholding agent. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances, certifications as to foreign status of partners, trust owners, or beneficiaries may be required to be provided to our paying agent or to us. In addition, special rules apply to payments made through a qualified intermediary.

        A Non-U.S. holder that does not qualify for exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax at the rate of 30%, or lower applicable treaty rate, on payments of interest on the Notes that are not effectively connected with the conduct by the Non-U.S. holder of a trade or business in the United States. In order to claim the benefit of a lower applicable treaty rate, a Non-U.S. holder must provide us, or the person who would otherwise be required to withhold U.S. federal income tax, with the required certification (generally, an IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable IRS Form W-8 (or appropriate substitute or successor form)).

        If the payments of interest on a Note are effectively connected with the conduct by a Non-U.S. holder of a trade or business in the United States (and, in the event that an income tax treaty is applicable, if the payments of interest are attributable to a U.S. permanent establishment maintained by the Non-U.S. holder), such payments will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally. If the Non-U.S. holder is a corporation for U.S. federal income purposes, such payments also may be subject to a branch profits tax at the rate of 30%, or lower applicable treaty rate. If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding two sentences, such payments will not be subject to U.S. withholding tax so long as the holder provides us, or the person who otherwise would be required to withhold U.S. federal income tax, with the appropriate certification (generally, an IRS Form W-8ECI).

        Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

Sale, Exchange or Redemption of the Notes

        Subject to the summary of backup withholding rules below, any gain realized by a Non-U.S. holder on the sale, exchange, retirement or other disposition of a Note generally will not be subject to U.S. federal income tax, unless:

  •
  such gain is effectively connected with the conduct by such Non-U.S. holder of a trade or business in the United States (and, in the event that an income tax treaty is applicable, such gain is attributable to a U.S. permanent establishment maintained by the Non-U.S. holder); or

  •
  the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

        Proceeds from the disposition of a Note that are attributable to accrued but unpaid interest generally will be subject to, or exempt from, tax to the same extent as described above with respect to interest paid on a Note (although such proceeds generally are not subject to withholding). A Non-U.S. holder should treat any amount received on redemption of a Note in the same manner as the Non-U.S. holder treats proceeds received on a sale.

        If an individual Non-U.S. holder falls under the first bullet in the preceding paragraph, such individual generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder. If a non-U.S. holder that is a foreign corporation falls under the first bullet, it generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder and, in addition, may be subject to the branch profits tax on its effectively connected earnings and profits at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). If an individual non-U.S. holder falls under the second bullet above, such individual generally will be subject to a 30% tax on the gain derived from a sale (or, if applicable, a lower treaty rate), which may be offset by certain United States-related capital losses (notwithstanding the fact that such individual is not considered a resident of the United States), provided the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Individual non-U.S. holders who have spent (or expect to spend) 183 days or more in the United States in the taxable year in which they contemplate a disposition of the Notes are urged to consult their tax advisors as to the tax consequences of such sale.

Information Reporting and Backup Withholding

        Any payments of interest to a Non-U.S. holder and any income tax withholding thereon will generally be reported to the IRS and to the Non-U.S. holder. Copies of these information returns also may be made available to the tax authorities of the country in which the Non-U.S. holder resides under the provisions of a specific treaty or other agreement.

        Certain information reporting requirements and backup withholding generally will not apply to payments of interest on a Note made by us or our paying agent to a Non-U.S. holder, or received by a Non-U.S. holder through a custodian, nominee or other agent of such Non-U.S. holder, provided that, in each case, (1) the person that otherwise would be required to withhold United States tax has received an appropriate certification of Non-U.S. status under the rules discussed above and (2) the person that otherwise would be required to withhold United States tax does not have actual knowledge or reason to know that the payee is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

        The payment of the proceeds from the disposition of the Notes by or through the United States office of any broker, United States or foreign, will be subject to information reporting and backup withholding unless the Non-U.S. holder certifies as to its non-United States status under the rules discussed above or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of the

Notes by or through a non-United States office of a non-United States broker will not be subject to information reporting or backup withholding unless the non-United States broker has certain types of relationships with the United States (a "U.S. Related Person"). In the case of the payment of the proceeds from the disposition of the Notes by or through a non-United States office of a broker that is either a United States person or a U.S. Related Person, the Treasury regulations require information reporting, but generally not backup withholding, on the payment unless the broker has documentary evidence in its files that the beneficial owner is a Non-U.S. holder or the Non-U.S. holder otherwise establishes an exemption, provided that the broker has no knowledge or reason to know to the contrary.

        Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS in a timely fashion. We cannot refund amounts once withheld. Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption from backup withholding, and the procedure for obtaining such an exemption, if available.

FATCA

        Provisions of the Hiring Incentives to Restore Employment Act regarding foreign account U.S. tax compliance, known as the "Foreign Account Tax Compliance Act" or "FATCA," impose a U.S. federal withholding tax of 30% on certain types of payments to certain "foreign financial institutions" and certain other "non-financial foreign entities". Specifically, subject to the discussion of the proposed regulations below, a 30% withholding tax generally is imposed on payments of interest on, and gross proceeds from the maturity, sale, or other disposition of, the Notes, to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner or (iii) such entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, then it generally must enter into an agreement with the United States Treasury that requires, among other things, that it undertake to identify accounts held by certain United States persons or foreign entities owned by United States persons, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders.

        Under proposed regulations, FATCA withholding tax on the gross proceeds from the sale of certain equity or debt instruments (including the Notes) of U.S. issuers, scheduled to take effect beginning January 1, 2019, has been repealed. In the preamble to the proposed regulations, the Internal Revenue Service provided that taxpayers may rely upon this repeal until the issuance of final regulations. Subject to the foregoing, FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax.

        Prospective investors should consult their tax advisors regarding the FATCA withholding provisions as well as any changes to the final United States Treasury Regulations on an investment in the Notes.

        THE PRECEDING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. ACCORDINGLY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR ADVISORS ON THE U.S. FEDERAL, STATE AND LOCAL, AND FOREIGN TAX CONSEQUENCES OF THEIR PURCHASE, OWNERSHIP, AND DISPOSITION OF THE NOTES, AND ON THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE LAW.

UNDERWRITING

        Subject to the terms and conditions contained in the underwriting agreement dated as of the date of this prospectus supplement between us and the underwriters named below, for whom BofA Securities, Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., ING Financial Markets LLC and J.P. Morgan Securities LLC are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of Notes that appears opposite its name in the table below:

Underwriters	Principal Amount of 2025 Notes	Principal Amount of 2030 Notes	Principal Amount of 2050 Notes
BofA Securities, Inc.	$	$	$
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
ING Financial Markets LLC
J.P. Morgan Securities LLC

Total	$	$	$

        The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the Notes offered by this prospectus supplement if any such Notes are taken.

        The underwriters initially propose to offer the Notes to the public at the public offering prices that appear on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer the Notes to certain dealers at prices that represent a concession not in excess of        % of the principal amount of the 2025 Notes,         % of the principal amount of the 2030 Notes and        % of the principal amount of the 2050 Notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of        % of the principal amount of the 2025 Notes,        % of the principal amount of the 2030 Notes and        % of the principal amount of the 2050 Notes to certain other dealers. After the initial offering of the Notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell Notes through certain of their affiliates. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the Notes (expressed as a percentage of the principal amount of the Notes and as a total in dollars):

Paid By Us
Per 2030 Note		%
Per 2030 Note		%
Per 2050 Note		%
Total	$

        Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be approximately $             million. We have also agreed to reimburse the underwriters for certain of their expenses, in an amount of up to $15,000.

        We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

        The Notes of each series are a new issue of securities with no established trading market. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the Notes of each series, but they are not obligated to do so. The underwriters may discontinue any market-making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes of any series, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable.

        We expect that delivery of the Notes will be made to investors on or about                        , 2020, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as "T+5"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

        In connection with the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may overallot in connection with the offering of the Notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase Notes in the open market to cover syndicate short positions or to stabilize the price of the Notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Notes in the offering of the Notes, if the syndicate repurchases previously distributed Notes in syndicate-covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions. In particular, certain affiliates of BofA Securities, Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., ING Financial Markets LLC and J.P. Morgan Securities LLC are parties to and lenders under our Revolving Credit Agreements. Our Revolving Credit Agreements were negotiated on an arms-length basis and contain customary terms pursuant to which the lenders receive customary fees. Certain of the underwriters and/or their affiliates hold our outstanding commercial paper and, as such, to the extent we use any of the net proceeds from this offering to repay outstanding commercial paper, will receive a portion of the net proceeds from this offering.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates have lending relationships with us, pursuant to which those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Standard Chartered Bank will not effect any offers or sales of Notes in the United States unless it is through one or more of its U.S. registered broker-dealers as permitted by regulations of the Financial Industry Regulatory Authority, Inc.

Selling Restrictions

European Economic Area and the United Kingdom

        The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA") or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the "Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

        This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any member state of the EEA or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

        References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

        The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

        This prospectus supplement, the accompanying prospectus and any other material in relation to the Notes described herein are being distributed only to, and are directed only at, persons outside the

United Kingdom or, if in the United Kingdom, persons who are "qualified investors" (as defined in the Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order"), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as "Relevant Persons." The Notes are only available to, and any investment activity or invitation, offer or agreement to subscribe for, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. This prospectus supplement, the accompanying prospectus and their contents should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents. The Notes are not being offered to the public in the United Kingdom.

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services Markets Act of 2000 (the "FSMA")) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Hong Kong

        The Notes may not be offered or sold by means of any document other than (i) to "professional investors" as defined in the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the "SFO") and any rules made under that Ordinance, or (ii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong). No advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under that Ordinance.

Japan

        The Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any "resident" of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Notes have not been offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes have not been and will not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in section 4A of the Securities and Futures Act (the "SFA")) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA or to any person pursuant to Section 275(1A) of the SFA and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (i) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer under Section 275 of the SFA except: (a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (b) where no consideration is or will be given for the transfer; (c) where the transfer is by operation of law; or (d) as specified in Section 276(7) of the SFA; or (e) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

        Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the Securities and Futures Act) that the Notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Canada

        The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

        The validity of the Notes offered by this prospectus supplement will be passed upon for us by Foley & Lardner LLP. Certain legal matters relating to Indiana law will be passed on for us by Sharon R. Barner, Vice President, General Counsel and Corporate Secretary. As of June 28, 2020, Ms. Barner owned 12,035 shares of our common stock and options to buy 97,720 shares of our common stock. Certain legal matters will be passed upon for the underwriters by Latham & Watkins LLP, New York, NY.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

Cummins Inc.

Debt Securities, Common Stock, Preferred Stock, Preference Stock,
Depository Shares, Warrants, Stock Purchase Contracts and
Stock Purchase Units

         We may offer and sell from time to time the securities identified above in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. This prospectus provides you with a general description of the securities we may offer.

         We may offer and sell the following securities:

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  debt securities, in one or more series, in each case consisting of notes, debentures or other unsecured evidences of indebtedness which may be convertible into our common stock or other securities or property;

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  shares of our common stock, $2.50 par value per share;

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  shares of our preferred stock, in one or more series, including depositary shares representing fractional interests in shares of our preferred stock;

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  shares of our preference stock, in one or more series, including depositary shares representing fractional interests in shares of preference stock;

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  warrants to purchase common stock, preferred stock, preference stock, debt securities or other of our securities;

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  stock purchase contracts; and

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  stock purchase units.

         Each time securities are offered and sold using this prospectus, we will provide a supplement to this prospectus containing specific information about the offering and, if applicable, the selling shareholders, as well as the terms of the securities being sold, including the offering amounts and prices. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and any applicable prospectus supplement to the specific issue of securities carefully before you invest in any of our securities.

         We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, or through a combination of these methods on a continued or a delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled "About this Prospectus" and "Plan of Distribution" for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

         In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

         Our common stock is traded on the New York Stock Exchange under the symbol "CMI."

         Investment in our securities involves risks. See "Risk Factors" on page 3 and in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, if applicable, and in any applicable prospectus supplement for a discussion of certain factors which should be considered in an investment of the securities which may be offered hereby.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 13, 2019.

 ABOUT THIS PROSPECTUS

        Unless the context otherwise requires, in this prospectus, references to "the Company", "we", "us", "our", "ours" or "Cummins" refer to Cummins Inc. and its consolidated subsidiaries. When we refer to "you", we mean the holders of the applicable series of securities.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well- known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus, and one or more of our shareholders to be named in a supplement to this prospectus may, from time to time, sell our common stock, in one or more offerings. This prospectus provides you with a general description of those securities. Each time we or the selling shareholders offer and sell securities, we or the selling shareholders will provide a prospectus supplement to this prospectus that will contain specific information about the securities being offered and sold and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

        Neither we nor the selling shareholders have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. "Incorporated by reference" means that we can disclose important information to you by referring you to another document filed separately with the SEC.

        We and the selling shareholders are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        You should not assume that the information in this prospectus or any prospectus supplement, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus and any prospectus supplement, is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENTS AND FORWARD-LOOKING INFORMATION

        Certain parts of this prospectus, any supplement to this prospectus and/or any other offering material, and the information incorporated by reference in this prospectus, any supplement to this prospectus and/or any other offering material, may contain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that are based on current expectations, estimates and projections about the industries in which we operate and management's beliefs and assumptions. Forward-looking statements are generally accompanied by words such as "anticipates," "expects," "forecasts," "intends," "plans," "believes," "seeks," "estimates," "could," "should" or words of similar meaning. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which we refer to as "future factors," which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some future factors that could cause our results to differ materially from the results discussed in such forward-looking statements are discussed below and shareholders, potential investors and other readers are urged to consider these future factors carefully in evaluating forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Future factors that could affect the outcome of forward-looking statements include the following:

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  a sustained slowdown or significant downturn in our markets;

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  changes in the engine outsourcing practices of significant customers;

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  the development of new technologies that reduce demand for our current products and services;

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  increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world;

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  product recalls;

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  policy changes in international trade;

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  the United Kingdom's decision to end its membership in the European Union;

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  lower than expected acceptance of new or existing products or services;

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  a slowdown in infrastructure development and/or depressed commodity prices;

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  supply shortages and supplier financial risk, particularly from any of our single-sourced suppliers;

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  exposure to potential security breaches or other disruptions to our information technology systems and data security;

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  a major customer experiencing financial distress;

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  the actions of, and income from, joint ventures and other investees that we do not directly control;

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  our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions;

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  failure to realize expected results from our investment in Eaton Cummins Automated Transmission Technologies joint venture;

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  competitor activity;

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  increasing competition, including increased global competition among our customers in emerging markets;

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  foreign currency exchange rate changes;

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  variability in material and commodity costs;

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  political, economic and other risks from operations in numerous countries;

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  changes in taxation;

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  global legal and ethical compliance costs and risks;

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  aligning our capacity and production with our demand;

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  product liability claims;

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  increasingly stringent environmental laws and regulations;

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  future bans or limitations on the use of diesel-powered products;

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  the price and availability of energy;

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  the performance of our pension plan assets and volatility of discount rates;

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  labor relations;

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  changes in accounting standards;

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  our sales mix of products;

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  protection and validity of our patent and other intellectual property rights;

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  the outcome of pending and future litigation and governmental proceedings;

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  continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and

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  other risk factors described under the caption "Risk Factors" on page 3.

        You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this prospectus and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

CUMMINS INC.

        We were founded in 1919 as Cummins Engine Company, a corporation in Columbus, Indiana and one of the first diesel engine manufacturers. In 2001, we changed our name to Cummins Inc. We are a global power leader that designs, manufactures, distributes and services diesel and natural gas engines and powertrain-related component products, including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems, transmissions, electric power generation systems, batteries and electrified power systems. We sell our products to original equipment manufacturers (OEMs), distributors, dealers and other customers worldwide. We serve our customers through a network of approximately 600 wholly-owned and independent distributor locations and over 7,600 dealer locations in more than 190 countries and territories.

        We have five complementary operating segments: Engine, Distribution, Components, Power Systems and Electrified Power. These segments share technology, customers, strategic partners, brand recognition and our distribution network in order to compete more efficiently and effectively in their respective markets. In each of our operating segments, we compete worldwide with a number of other manufacturers and distributors that produce and sell similar products. Our products compete primarily on the basis of performance, fuel economy, speed of delivery, quality, customer support and price.

        Our principal executive offices are located at 500 Jackson Street, Box 3005, Columbus, Indiana 47202, and our telephone number is (812) 377-5000.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sales of the securities as set forth in the applicable prospectus supplement and/or free writing prospectus.

DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by us and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase. Our debt securities, consisting of notes, debentures and other evidences of indebtedness, may be issued from time to time in one or more series pursuant to an indenture to be entered into between us and U.S. Bank National Association, as trustee.

        Because the following is only a summary of selected provisions of the indenture and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the base indenture and any supplemental indentures thereto or officer's certificate or board resolution related thereto. We urge you to read the indenture because the indenture, not this description, defines the rights of the holders of the debt securities. The indenture will be substantially in the form included as an exhibit to the registration statement of which this prospectus is a part. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to "we", "us", and "our" refer to Cummins Inc. only and not to any of its subsidiaries.

General

        The indenture does not limit the amount of debt securities that may be issued under the indenture, and the indenture does not limit the amount of other debt or securities that we may issue. We may issue debt securities under the indenture from time to time in one or more series.

        We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except that the additional debt securities may have a different date of original issuance, offering price and first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities.

        When we refer to "debt securities" or a "series of debt securities", we mean, respectively, debt securities or a series of debt securities issued under the indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the applicable debt security. The terms used in a prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

        The debt securities will constitute our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness (other than obligations mandatorily preferred by law) and senior in right of payment to all of our subordinated indebtedness outstanding from time to time. The debt securities will be effectively subordinated to, and thus have a junior position to, any secured indebtedness we may have with respect to the assets securing that indebtedness.

        The debt securities will effectively rank junior to all liabilities of our subsidiaries (excluding any amounts owed by such subsidiaries to us). Claims of creditors of our subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of any debt securities. Accordingly, any debt securities will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries.

        Unless we inform you otherwise in the prospectus supplement, the indenture will not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. In addition, unless we inform you otherwise in the prospectus supplement, the indenture will not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

        The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

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  the title of the debt securities;

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  the total principal amount of the debt securities;

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  whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders and the name of the depositary for the debt securities, if other than The Depository Trust Company ("DTC"), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt securities in book-entry form only;

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  the date or dates on which the principal of and any premium on the debt securities will be payable;

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  any interest rate, the date from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the record dates for any such interest payments;

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  whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

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  the place or places where payments on the debt securities will be payable;

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  any provisions for optional redemption or early repayment;

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  any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

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  the dates, if any, on which and the price or prices at which the debt securities will be repurchased by us at the option of the holders and other provisions of repurchase obligations;

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  the denominations in which we will issue the debt securities if other than $2,000 and integral multiples of $1,000 in excess thereof;

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  whether payments on the debt securities will be payable in foreign currency or another form and whether payments will be payable by reference to any index or formula;

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  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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  whether the provisions described below under the heading "—Defeasance and Discharge" apply to the debt securities;

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  any changes or additions to the events of default or covenants described in this prospectus;

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  any restrictions or other provisions relating to the transfer or exchange of debt securities;

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  any terms for the conversion or exchange of the debt securities for other securities;

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  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities if other than those appointed in the indenture; and

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  any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

        We may sell the debt securities at a discount, which may be substantial, below their stated principal amount.

        These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States ("U.S.") federal income tax consequences and other special considerations.

        If we sell any of the debt securities for any foreign currency or if payments on the debt securities are payable in any foreign currency, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency.

Consolidation, Merger or Sale of Assets

        We will not consolidate or combine with or merge with or into or sell, assign (excluding any assignment solely as collateral for security purposes), convey, lease, transfer or otherwise dispose of all or substantially all of the assets of us and our subsidiaries taken as a whole to any person or persons in a single transaction or through a series of related transactions, unless:

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  we shall be the successor, continuing or transferee person or, if we are not the successor, continuing or transferee person, the resulting, surviving or transferee person (the "surviving entity") is a company organized and existing under the laws of the United States, any State thereof or the District of Columbia that expressly assumes all of our obligations under the debt securities and the indenture pursuant to a supplemental indenture executed and delivered to the trustee;

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  immediately after giving effect to such transaction or series of related transactions, no default has occurred and is continuing; and

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  we or the surviving entity will have delivered to the trustee an officers' certificate and opinion of counsel stating that the transaction or series of related transactions and a supplemental indenture, if any, complies with the indenture.

        If any consolidation or merger of us or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the assets of us and our subsidiaries taken as a whole occurs in accordance with the indenture, the surviving entity will succeed to, and be substituted for, and may exercise every right and power we have under the indenture with the same effect as if such surviving entity had been named as us. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder.

Events of Default

        Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities:

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  our failure to pay any installment of interest on or any additional amounts with respect to any debt security of that series when due and such default continues for 30 days or longer;

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  our failure to pay the principal of or any premium on any debt security of that series when due;

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  our failure to comply with the covenant prohibiting certain consolidations, mergers and sales of assets;

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  our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture for 90 days after written notice by the trustee or by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series issued under the applicable indenture;

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  an event of default under the terms of any indenture or instrument for borrowed money under which we or any Significant Subsidiary has outstanding an aggregate principal amount of at least $100,000,000, which event of default results in an acceleration of the payment of all or a portion of such indebtedness for money borrowed (which acceleration is not rescinded or annulled within 30 days after notice of such acceleration);

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  our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

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  specified events involving bankruptcy, insolvency or reorganization of Cummins or its Significant Subsidiaries; and

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  any other event of default provided for in that series of debt securities.

        We may change, eliminate or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement. A default under one series of debt securities will not necessarily be a default under any other series.

        If an event of default relating to certain events of our bankruptcy or insolvency occurs, all then outstanding debt securities of that series will become due and payable immediately without further action or notice. If any other event of default for any series of debt securities occurs and is continuing, the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series shall, declare all of those debt securities to be due and payable immediately by notice in writing to us and, in case of a notice by holders, also to the trustee specifying the respective event of default and that it is a notice of acceleration.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of the debt securities of any series notice of any continuing default or event of default for such series if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal, interest, premium or additional amounts, if any.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default for any series occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of debt securities of that series unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium or additional amounts, if any, or interest when due, no holder of debt securities of a series may pursue any remedy with respect to the indenture or the debt securities unless:

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  such holder has previously given the trustee notice that an event of default is continuing with respect to that series;

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  holders of at least 25% in aggregate principal amount of the debt securities of that series have requested the trustee to pursue the remedy;

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  such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

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  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

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  holders of a majority in aggregate principal amount of the debt securities of that series have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

        Holders of a debt security are entitled at any time, however, to bring a lawsuit for the payment of money due on a debt security on or after its stated maturity (or, if a debt security is redeemable, on or after its redemption date).

        The holders of a majority in aggregate principal amount of the debt securities of any series by notice to the trustee may, on behalf of the holders of all of the debt securities of that series, rescind an acceleration or waive any existing default or event of default for such series and its consequences under the indenture excluding a continuing default or event of default in the payment of interest, additional amounts or premium on, or the principal of, the debt securities.

        Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request for the trustee and how to declare or cancel an acceleration of the maturity.

        We are required to deliver to the trustee annually a statement regarding compliance with the indenture.

  Certain Definitions

        The following are the meanings of terms that are important in understanding the events of default previously described:

        "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

        "Significant Subsidiary" means each Subsidiary of ours which, at the time of determination, constitutes a "significant subsidiary" (as such term is defined in Rule 1-02 under Regulation S-X as in effect on the date of the indenture).

        "Subsidiary" means any corporation, partnership or other legal entity (a) the accounts of which are consolidated with ours in accordance with GAAP and (b) of which, in the case of a corporation, partnership or other legal entity, more than 50% of the outstanding voting stock is owned, directly or indirectly, by us or by one or more other Subsidiaries.

Modification and Waiver

        Except as provided in the next four succeeding paragraphs, the indenture and the debt securities issued under the indenture may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of each series affected by the change, voting as separate classes for this purpose, and any existing default or event of default or compliance with any provision of the indenture or the debt securities may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of each series affected by the waiver, voting as separate classes for this purpose, in each case, except as may otherwise be provided pursuant to the indenture for all or any particular debt securities of any series.

        Without the consent of each holder of debt securities of the series affected, an amendment, supplement or waiver may not (with respect to any debt securities of such series held by a non-consenting holder):

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  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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  reduce the principal of any debt security or change its stated maturity, or reduce the redemption price of any debt securities;

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  reduce the amount of principal payable upon acceleration of the maturity of any debt securities;

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  reduce the rate of or change the time for payment of interest on any debt security, other than any waiver of default interest on any debt security;

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  waive a default or event of default in the payment of principal of, or interest or premium, or any additional amounts, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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  make payments on any debt security payable in currency or place other than as originally stated in the debt security;

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  make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on the debt securities (other than as permitted immediately below);

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  waive a redemption payment with respect to any debt securities that are subject at the time of such waiver to a notice of redemption made in accordance with the indenture;

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  impair a holder's right to sue for payment of any amount due on its debt security; or

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  make any change in the preceding amendment, supplement and waiver provisions.

        Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or any debt securities or request a waiver.

        We and the trustee may supplement or amend the indenture or the debt securities without notice to or the consent of any holders of debt securities issued under the indenture in certain circumstances, including:

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  to cure any ambiguity, defect or inconsistency;

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  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  to establish the form or terms of debt securities of any series as permitted by the indenture;

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  to provide for the assumption of our obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of our properties or assets;

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  to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any such holder;

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  to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

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  to add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of securities, stating that such covenants are expressly being so included), or to surrender any right or power herein conferred upon us;

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  to add additional events of default with respect to all or any series of debt securities;

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  to change or eliminate any of the provisions of the indenture; provided that any such change or elimination will become effective only when there is no outstanding debt security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected by such change in or elimination of such provision;

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  to supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities so long as any action does not adversely affect the interest of holders of securities of that or any other series;

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  to secure the debt securities;

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  to evidence and provide for the acceptance under the indenture of a successor trustee, each as permitted under the indenture;

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  to conform the text of the indenture or any debt securities to the description thereof in any prospectus or prospectus supplement of us with respect to the offer and sale of such debt securities, to the extent that such provision is inconsistent with a provision of the indenture or the debt securities, in each case, except as may otherwise be provided pursuant to the indenture for all or any particular debt securities of any series, as set forth in an officer's certificate; or

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  to make any other provisions with respect to matters or questions arising under the indenture, provided that such actions shall not adversely affect the interests of the holders of the debt securities, as determined in good faith by our board of directors.

Special Rules for Action by Holders

        Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

        In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

        We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Defeasance and Discharge

  Defeasance

        When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture.

        If we deposit with the trustee under the indenture any combination of money or government securities sufficient, in the opinion of an independent firm of certified public accountants, to make payments on the debt securities of a series issued under the indenture on the dates those payments are due, then, at our option, either of the following will occur:

  •
  we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance"); or

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  we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and other specified covenants under the indenture, and the related events of default will no longer apply ("covenant defeasance").

        If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

        Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

  Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect with respect to the debt securities of a series issued under the indenture, except for our obligation to register the transfer of and exchange debt securities of that series, when:

  •
  either:

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  all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

  •
  all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of that series not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

  •
  no default or event of default has occurred and is continuing on the date of the deposit (other than a default or event of default relating to the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or any Significant Subsidiary is a party or by which we or any Significant Subsidiary is bound;

  •
  we have paid or caused to be paid all sums payable by it under the indenture; and

  •
  we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

        In addition, we must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied, along with an officers' certificate stating such deposit of funds was not made by us with the intent of preferring the holders of securities of such series over our other creditors with the intent of defeating, hindering, delaying or defrauding creditors or others.

Governing Law

        New York law will govern the indenture and the debt securities.

The Trustee

        U.S. Bank National Association will be the trustee under the indenture. We have banking relationships with U.S. Bank National Association or its affiliates in the ordinary course of business.

        If the trustee becomes a creditor of Cummins, the indenture will limit the right of the trustee to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in aggregate principal amount of debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to that series, subject to certain exceptions. The indenture will provide that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Payments and Paying Agents

        Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive payments will be governed by the rules and practices of the depositary and its participants.

        Unless we inform you otherwise in a prospectus supplement, the trustee under the indenture will be designated as the paying agent for payments on debt securities issued under the indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment. For these purposes, unless we inform you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment on the debt securities of that series are authorized or required by law to close.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to a holder will be repaid to us. After that one-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Redemption or Repayment

        If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable prospectus supplement.

        We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Notices

        Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

DESCRIPTION OF COMMON STOCK

        The following description of our common stock summarizes general terms and provisions that apply to our common stock. Because this is only a summary it does not contain all of the information that may be important to you and that you should consider before investing in our common stock. The summary is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation and By-Laws (as amended and restated), which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See "Where You Can Find More Information".

General

        We are authorized to issue up to 500 million shares of common stock, par value $2.50 per share. As of February 1, 2019, there were 165,683,334 shares of common stock outstanding. Subject to the limitations described below and the prior rights of our preferred stock and preference stock, our common stock is entitled to dividends when and as declared by our board of directors out of funds legally available therefor. Holders of our common stock are entitled to one vote per share. There is no provision for cumulative voting or preemptive rights. The holders of our preferred stock and the holders of our preference stock are each entitled to elect two directors to our board of directors upon default in the payment of six quarterly dividends on any series of such class and have voting rights with respect to amendments of our Restated Articles of Incorporation affecting certain of their rights and in the case of certain mergers, consolidations and dispositions of substantially all of our assets. Upon any liquidation, voluntary or involuntary, of our company, holders of common stock are (to the exclusion of any holders of preferred stock and preference stock) entitled ratably to all of our assets after payment of our liabilities and satisfaction of the liquidation preferences of the preferred stock and the preference stock. The outstanding shares of common stock are, and any shares of common stock offered pursuant to a prospectus supplement will be, upon issuance against full payment therefor, fully paid and nonassessable.

        Our common stock is listed on the New York Stock Exchange. The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services, St. Paul, Minnesota.

Dividends

        The holders of common stock shall be entitled to share ratably in dividends or other distributions as are declared from time to time on the shares of the common stock at the discretion of the board of directors. No dividends or distributions may be declared or paid or made on, or acquisitions made of, any common stock unless dividends on all outstanding preferred stock and preference stock for all past quarterly dividend periods have been declared and paid or a sum sufficient for payment set apart.

Certain Provisions of the Indiana Business Corporation Law

        As an Indiana corporation, we are governed by the Indiana Business Corporation Law, or the IBCL. Under specified circumstances, the following provisions of the IBCL may delay, prevent or make more difficult certain unsolicited acquisitions or changes of control of us. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interest.

        Special Meetings by the Shareholders.    Under Chapter 29 of the IBCL, any action required or permitted to be taken by the holders of common stock may be effected only at an annual meeting or special meeting (which special meeting shall be called by the Company upon written request by shareholders holding not less than 10% of the voting power of all outstanding shares of our capital stock) of such holders, and shareholders may act in lieu of such meetings only by unanimous written consent.

        Control Share Acquisitions.    Under Chapter 42 of the IBCL, an acquiring person or group who makes a "control share acquisition" in an "issuing public corporation" may not exercise voting rights on any "control shares" unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters' rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL.

        Under the IBCL, "control shares" means shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges:

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  one-fifth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more.

        "Control share acquisition" means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition. "Issuing public corporation" means a corporation which has (i) 100 or more shareholders, (ii) its principal place of business or its principal office in Indiana, or that owns or controls assets within Indiana having a fair market value of greater than $1,000,000, and (iii) (A) more than 10% of its shareholders resident in Indiana, (B) more than 10% of its shares owned of record or owned beneficially by Indiana residents, or (C) 1,000 shareholders resident in Indiana.

        The above provisions do not apply if, before a control share acquisition is made, the corporation's articles of incorporation or by-laws, including a by-law adopted by the corporation's board of directors, provide that they do not apply. Our By-laws provide that we are not subject to the Control Share Act. However, our By-laws may be amended by our board of directors without a shareholder vote.

        Certain Business Combinations.    Chapter 43 of the IBCL restricts the ability of a "resident domestic corporation" to engage in any combinations with an "interested shareholder" for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder's date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified fair price criteria. For purposes of the above provisions, "resident domestic corporation" means an Indiana corporation that has 100 or more shareholders. "Interested shareholder" means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.

        The definition of "beneficial owner" for purposes of Chapter 43, means a person who, directly or indirectly, has the right to acquire or vote the subject shares (excluding voting rights under revocable proxies made in accordance with federal law), has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting or disposing of the subject shares, or holds any "derivative instrument" that includes the opportunity to profit or share in any profit derived from any increase in the value of the subject shares.

        The above provisions do not apply to corporations that elect not to be subject to Chapter 43 in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our Restated Articles of Incorporation do not exclude us from Chapter 43.

        The overall effect of the above provisions may be to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control of us by a holder of a large block of our stock or other person, or the removal of incumbent management, even if such actions may be beneficial to our shareholders generally.

        Directors' Duties and Liability.    Under Chapter 35 of the IBCL, directors are required to discharge their duties:

  •
  in good faith;

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  with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

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  in a manner the directors reasonably believe to be in the best interests of the corporation.

        However, the IBCL also provides that a director is not liable for any action taken as a director, or any failure to act, regardless of the nature of the alleged breach of duty (including breaches of the duty of care, the duty of loyalty, and the duty of good faith) unless the director has breached or failed to perform the duties of the director's office and the action or failure to act constitutes willful misconduct or recklessness.

        This exoneration from liability under the IBCL does not affect the liability of directors for violations of the federal securities laws. Chapter 35 of the IBCL also provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation's shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Directors are not required to consider the effects of a proposed corporate action on any particular corporate constituent group or interest as a dominant or controlling factor. If a determination is made with the approval of a majority of the disinterested directors of the board, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation. Chapter 35 specifically provides that specified judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of the business judgment rule under that section.

        Mandatory Classified Board of Directors.    Under Chapter 33 of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act must have a classified board of directors unless the corporation adopts a by-law expressly electing not to be governed by this provision by the later of July 31, 2009 or 30 days after the corporation's voting shares are registered under Section 12 of the Exchange Act. Our By-Laws (as amended and restated) include a provision whereby we elected to not be subject to this mandatory requirement; however, the IBCL permits this election to be rescinded by subsequent action of our board of directors.

DESCRIPTION OF PREFERRED STOCK AND PREFERENCE STOCK

        The following is a description of certain general terms and provisions of our preferred stock and our preference stock. We refer to our preferred stock and preference stock collectively in this prospectus as our "priority stock". This description does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our Restated Articles of Incorporation and the certificate of designations relating to each series of priority stock, which will be filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of issuance of any such series of priority stock. Our Restated Articles of Incorporation authorize the issuance of 1,000,000 shares of preferred stock and 1,000,000 shares of preference stock, with no par or stated value. No shares of priority stock are currently outstanding.

        The priority stock may be issued from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law and our Restated Articles of Incorporation, our board of directors is authorized to determine the designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, for each series of priority stock that may be issued, and to fix the number of shares of each such series. Thus, our board of directors, without stockholder approval, could authorize the issuance of priority stock with conversion and other rights that could adversely affect the rights of holders of common stock or other series of priority stock or that could have the effect of delaying, deferring or preventing a change in control of our company. See "Description of Common Stock". Certain provisions applicable to the priority stock are set forth in "Description of Common Stock". For a description of certain antitakeover provisions under Indiana law, see "Description of Common Stock—Certain Provisions of the Indiana Business Corporation Law".

        The prospectus supplement relating to the particular priority stock offered by such prospectus supplement will describe the following terms of the priority stock:

  •
  the designation and stated value per share and the number of shares offered;

  •
  the amount of liquidation preference per share;

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  the initial public offering price at which such priority stock will be issued;

  •
  the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any;

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  any redemption or sinking fund provisions;

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  any conversion or exchange rights;

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  whether we have elected to offer depositary shares as described below under "Description of Depositary Shares"; and

  •
  any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

        The priority stock will have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in the applicable prospectus supplement.

General

        The priority stock will be, upon issuance against full payment therefor, fully paid and nonassessable. The holders of priority stock will not have any preemptive rights. The applicable prospectus supplement will contain a description of certain United States Federal income tax consequences relating to the purchase and ownership of the priority stock that is offered under such prospectus supplement.

Rank

        With respect to dividend rights and rights upon the liquidation, dissolution or winding up of our company, each share of preferred stock will rank on a parity with each other share of preferred stock, irrespective of series, and will rank prior to our common stock and preference stock and any other class or series of our capital stock hereafter authorized over which the preferred stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of our company. With respect to dividend rights and rights upon the liquidation, dissolution or winding up of our company, each share of preference stock will rank on a parity with each other share of preference stock, irrespective of series, and will rank prior to the common stock and any other class or series of our capital stock hereafter authorized over which the preference stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of our company.

        The priority stock will be junior to all of our outstanding debt. Each series of priority stock will be subject to creation of preferred or preference stock ranking senior to, on a parity with or junior to such priority stock to the extent not expressly prohibited by our Restated Articles of Incorporation.

Dividends

        Holders of shares of priority stock will be entitled to receive, when, as and if declared by our board of directors out of funds of our company legally available for payment, cash dividends, payable at such dates and at such rates per share per annum as set forth in the applicable prospectus supplement. Such rate may be fixed or variable or both. Each declared dividend will be payable to holders of record as they appear at the close of business on our stock books (or, in the event fractional interests of priority stock are issued and represented by depositary receipts, on the records of the depositary referred to below under "Description of Depositary Shares") on such record dates as are determined by our board of directors. Each of such dates is referred to as a "record date".

        Such dividends may be cumulative or noncumulative, as provided in the applicable prospectus supplement. If dividends on a series of priority stock are noncumulative and if our board of directors fails to declare a dividend in respect of a dividend period with respect to such series, then holders of such priority stock will have no right to receive a dividend in respect of such dividend period, and we will have no obligation to pay the dividend for such period, whether or not dividends are declared payable on any future dividend payment date.

        No full dividend will be declared or paid or set apart for payment on our preferred stock of any series or our preference stock of any series for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on all the outstanding shares of preferred stock or preference stock, as applicable, for all dividend periods terminating on or prior to the end of such dividend period. When dividends are not paid in full in this manner on all shares of preferred stock or preference stock, as the case may be, any dividend payments (including accruals, if any) on our preferred stock or preference stock, as applicable, will be paid to the holders of the shares of our preferred stock or preference stock, as the case may be, ratably in proportion to the respective sums which such holders would receive if all dividends thereon accrued to the date of payment were declared and paid in full. Accruals of dividends will not bear interest.

        So long as any shares of preferred stock or preference stock are outstanding, in no event will any dividends, whatsoever, whether in cash or property, be paid or declared, nor will any distribution be made, on any class of stock ranking subordinate to our preferred stock or preference stock, as the case may be, nor will any shares of stock ranking subordinate to our preferred stock or preference stock, as the case may be, be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries, unless all dividends on our preferred stock or preference stock, as applicable, for all past quarterly dividend periods will have been paid or declared and a sum sufficient for the payment thereof set apart. The foregoing provisions will not, however, apply to a dividend payable solely in shares of any stock ranking subordinate to our preferred stock or preference stock, as the case may be, or to the acquisition of shares of any stock ranking subordinate to our preferred stock or preference stock, as the case may be, in exchange solely for shares of any other stock ranking subordinate to our preferred stock or preference stock, as applicable.

Liquidation

        In the event of a liquidation, dissolution or winding up of our company, the holders of priority stock will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of common stock or any other security ranking junior to such priority stock, to receive an amount per share determined by our board of directors and set forth in the applicable prospectus supplement plus accrued and unpaid dividends to the distribution or payment date (whether or not earned or declared). However, neither the merger, nor the sale, lease or conveyance of all or substantially all of our assets will be deemed a liquidation, dissolution or winding up of our company for purposes of this provision. In the event that the assets available for distribution with respect to our preferred stock or preference stock, as the case may be, are not sufficient to satisfy the full liquidation rights of all our outstanding preferred stock or preference stock, as applicable, then such assets will be distributed to the holders of such preferred stock or preference stock, as the case may be, ratably in proportion to the full amounts to which they would otherwise be respectively entitled. After payment of the full amount of the liquidation preference, the holders of priority stock will not be entitled to any further participation in any distribution of assets by us.

Voting Rights

        At any time dividends in an amount equal to six quarterly dividend payments on our preferred stock of any series, whether or not consecutive, or six quarterly dividend payments on our preference stock of any series, whether or not consecutive, shall be unpaid in whole or in part, holders of our preferred stock or preference stock, as the case may be, shall have the right to a separate class vote to elect two members of our board of directors (and the size of the board of directors shall be increased by two in order to accommodate such election) at the next annual meeting of stockholders and thereafter until such arrearages in dividends have been declared and paid or declared and a sum sufficient for the payment thereof set apart in trust for the holders entitled thereto, at which time the rights of the holders of our preferred stock or our preference stock, as the case may be, to elect such directors will cease and the terms of such two directors will terminate.

        Without the affirmative vote of the holders of two-thirds of our preferred stock or two-thirds of our preference stock, as the case may be, then outstanding (voting separately as a class, without respect to series), we may not adopt any proposed amendment to our Restated Articles of Incorporation which:

  •
  authorizes, or increases the number of authorized shares of, any capital stock of our company (which, in the case of our preference stock, includes any increase in the number of authorized shares of preferred stock) or any security or obligation convertible into any other capital stock of our company ranking prior to our preferred stock or our preference stock, as the case may be, in the distribution of assets on any liquidation, dissolution or winding up of our company or in the payment of dividends (and if an affirmative vote of the holders of each series of preferred stock or each series of preference stock is required by law, the affirmative vote of the holders of at least a majority of the shares of each such series at the time outstanding will also be required to adopt any such proposed amendment); or

  •
  affects adversely the relative rights, preferences, qualifications, limitations or restrictions of the outstanding preferred stock or preference stock, as the case may be, or the holders thereof, provided, that if any such amendment affects adversely the relative rights, preferences, qualifications, limitations or restrictions of less than all series of our preferred stock or less than all series of our preference stock, as the case may be, at the time outstanding, then only the affirmative vote of the holders of at least two-thirds of the shares of each series so affected is necessary.

        However, any amendment to our Restated Articles of Incorporation to authorize, or to increase the number of authorized shares of, any capital stock ranking on a parity with our preferred stock or our preference stock, as the case may be, in the distribution of assets on any liquidation, dissolution or winding up of our company or in the payment of dividends will not be deemed to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of our preferred stock or our preference stock, as the case may be, or any series thereof.

        Without the affirmative vote of the holders of at least a majority of the shares of our preferred stock or a majority of the shares of our preference stock, as the case may be, at the time outstanding (voting separately as a class, without respect to series) (or, if an affirmative vote of the holders of the shares of preferred stock or preference stock of each series is required by law, without the affirmative vote of holders of at least a majority of the shares of our preferred stock or our preference stock, as the case may be, of each series at the time outstanding), our company may not adopt any proposed amendment to our Restated Articles of Incorporation which increases the number of authorized shares of our preferred stock or preference stock, as the case may be, or authorizes, or increases the number of authorized shares of any capital stock or any security or obligation convertible into any capital stock ranking on a parity with our preferred stock or preference stock, as the case may be, in the distribution of assets on any liquidation, dissolution or winding up of our company or in the payment of dividends, or to authorize any sale, lease or conveyance of all or substantially all of our assets, or to adopt any agreement of merger of our company with or into any other corporation or any agreement of merger of any other company with or into our company. However, no such vote of the holders of our preferred stock or preference stock, as the case may be, will be required to adopt any such agreement of merger if none of the relative rights, preferences, qualifications, limitations or restrictions of the outstanding preferred stock or preference stock, as applicable, or any series thereof would be adversely affected thereby and if the corporation resulting therefrom will have thereafter no authorized stock ranking prior to or on a parity with our preferred stock or preference stock, as the case may be, in the distribution of assets on any liquidation, dissolution or winding up of such resulting corporation or in the payment of dividends, except the same number of authorized shares of stock with the same relative rights, preferences, qualifications, limitations and restrictions thereof as our stock authorized immediately preceding such merger and if each holder of the shares of our preferred stock or preference stock, as the case may be, immediately preceding such merger receives the same number of shares, with the same relative rights, preferences, qualifications, limitations and restrictions thereof, of stock of such resulting corporation.

        Except as described above or as required by law, our priority stock will not be entitled to any voting rights unless provided for in the applicable certificate of designations and set forth in the applicable prospectus supplement. In the event the holders of our priority stock are entitled to vote on any matter, each holder of our priority stock shall be entitled to one vote per share. As more fully described under "Description of Depositary Shares" below, if we elect to issue depositary shares representing fractions of shares of a series of the priority stock, each such depositary share will, in effect, be entitled to such fraction of a vote per depositary share.

No Other Rights

        The shares of a series of priority stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our Restated Articles of Incorporation and the applicable certificate of designations or as otherwise required by law.

Transfer Agent and Registrar

        The transfer agent for priority stock offered will be described in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

        The following is a description of certain general terms and provisions of the depositary shares. The particular terms of any series of depositary shares will be described in the applicable prospectus supplement. If so indicated in a prospectus supplement, the terms of any such series may differ from the terms set forth below. The summary of terms of the deposit agreement and of the depositary shares and depositary receipts contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, reference to the forms of the deposit agreement and depositary receipts which will be filed with the SEC at or prior to the time of any offering of depositary shares.

General

        We may, at our option, elect to offer fractional interests in shares of preferred stock and preference stock, rather than shares of preferred stock or preference stock. In the event such option is exercised, we will provide for the issuance by a depositary to the public of receipts for depositary shares, which we refer to as "depositary receipts", each of which will represent a fractional interest.

        The shares of any series of our preferred stock or preference stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, referred to as the "depositary", selected by us having its principal office in the United States. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of our preferred stock or preference stock underlying such depositary shares, to all the rights and preferences of the preferred stock or preference stock underlying such depositary share (including dividend, voting, redemption, conversion and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

        Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

        Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary shares is entitled to have the depositary deliver to such holder the whole shares of preferred stock or preference stock underlying the depositary shares evidenced by the surrendered depositary receipts.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the applicable preferred stock or preference stock to the record holders of depositary shares relating to such preferred stock or preference stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date. The depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

        The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of our preferred stock or preference stock shall be made available to holders of depositary shares.

Redemption of Depositary Shares

        If a series of our preferred stock or preference stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of our preferred stock or preference stock held by the depositary. The depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed at their respective addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of our preferred stock or preference stock.

        Whenever we redeem shares of preferred stock or preference stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares relating to shares of preferred stock or preference stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such depositary shares were entitled upon such redemption upon surrender to the depositary of the depositary receipts evidencing such depositary shares.

Voting the Preferred Stock and Preference Stock

        Upon receipt of notice of any meeting at which the holders of our preferred stock or preference stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock or preference stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for such preferred stock or preference stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock or preference stock underlying such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock or preference stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock or preference stock to the extent it does not receive specific instructions from the holders of depositary shares relating to such preferred stock or preference stock.

Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares relating thereto have been redeemed or (2) there has been a final distribution in respect of our preferred stock or preference stock of the relevant series in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of our preferred stock and preference stock and any redemption of our preferred stock and preference stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

        The depositary will forward to the holders of depositary shares all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the applicable preferred stock or preference stock.

        Neither we nor the depositary will be liable if prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, preferred stock or preference stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock or preference stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States.

DESCRIPTION OF WARRANTS

General

        We may issue warrants, including warrants to purchase our common stock, preferred stock, preference stock, debt securities, or other of our securities. Warrants may be issued independently or together with any other securities described in this prospectus and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The summary of terms of the warrants contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of the warrant agreement which will be filed with the SEC at or prior to the time of any offering of warrants.

        The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

  •
  the designation, aggregate principal amount and terms of securities purchasable upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

  •
  if applicable, the date on and after which the warrants and securities issued with them will be separately transferable;

  •
  the price at which and currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  if applicable, a discussion of certain United States Federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time. Particular terms of any stock purchase contracts and/or stock purchase units we offer will be described in the prospectus supplement relating to such stock purchase contracts and/or stock purchase units. The description in the applicable prospectus supplement is qualified in its entirety by reference to the forms of stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, which will be filed with the SEC at or prior to the time of any offering of stock purchase contracts or stock purchase units.

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of our common stock, preferred stock or preference stock at a future date. The consideration per share of common stock, preferred stock or preference stock and the number of shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

        The stock purchase contracts may be issued separately or as a part of units, which we refer to as stock purchase units, consisting of a stock purchase contract and either debt securities, warrants or other securities of ours or debt obligations of third parties, in each case securing holders' obligations to purchase our common stock or other securities of ours subject to the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

SELLING SHAREHOLDERS

        We may register shares of common stock covered by this prospectus for re-offers and resales by any selling shareholders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, we may add secondary sales of shares of our common stock by any selling shareholders by filing a prospectus supplement with the SEC. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder's shares at any time and from time to time. The selling shareholders may not sell any shares of our common stock pursuant to this prospectus until we have identified such selling shareholders and the shares being offered for resale by such selling shareholders in a subsequent prospectus supplement. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.

        Information about the selling shareholders, where applicable, including their identities, the amount of shares of common stock owned by each selling shareholder prior to the offering, the number of shares of our common stock to be offered by each selling shareholder and the amount of common stock to be owned by each selling shareholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

        We may sell our securities, and any selling shareholder may sell shares of our common stock, in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us or any selling shareholders to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement and/or free writing prospectus will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent's commission, dealer's purchase price or underwriter's discount. Any selling shareholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, selling shareholders may be subject to the prospectus delivery requirements of the Securities Act.

        Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

        The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

        Offers to purchase securities may be solicited directly by us or any selling shareholder or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

        If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or free writing prospectus, the obligations of the underwriters are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all such securities if any are purchased.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities, and any selling shareholder will sell shares of our common stock to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. In addition, any selling shareholder may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

        Offers to purchase securities may be solicited directly by us or any selling shareholder and the sale thereof may be made by us or any selling shareholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

        Any selling shareholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(a)(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

        If so indicated in the applicable prospectus supplement and/or other offering material, we or any selling shareholder may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or any selling shareholder at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

        Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling shareholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or free writing prospectus. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by any selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.

        We or any selling shareholder may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

        We or any selling shareholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

        Additionally, any selling shareholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling shareholder. Any selling shareholder also may sell shares short and redeliver shares to close out such short positions. Any selling shareholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling shareholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling shareholder's securities or in connection with the offering of other securities not covered by this prospectus.

        Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling shareholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker dealers engaged by us or any selling shareholder may arrange for other broker-dealers to participate in the resales.

        Each series of securities will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

        Agents, underwriters and dealers may engage in transactions with, or perform services for us or any selling shareholder and our respective subsidiaries in the ordinary course of business.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over the-counter market or otherwise.

        The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or free writing prospectus for such securities.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. The SEC maintains a website, www.sec.gov, that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC's website.

        We are "incorporating by reference" specified documents that we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we are disclosing important information to you by referring you to those documents; and

  •
  information we file with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018;

  •
  our Current Report on Form 8-K, filed on February 13, 2019; and

  •
  the description of our common stock, par value $2.50 per share, contained in Item 1 of our Registration Statement on Form 8-A dated January 8, 1987 and the amendments thereto on Form 8-K dated July 13, 1990 and on Form 8-A dated December 22, 1988, August 24, 1989, November 7, 1990, November 1, 1993, January 12, 1994 and July 15, 1996, respectively, and any other amendments or reports filed for the purpose of updating such description.

        Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus.

        You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Cummins Inc. 500 Jackson Street P.O. Box 3005 Columbus, Indiana 47202-3005 (812) 377-5000 Attention: Corporate Secretary

        You can also find these filings on our website at www.cummins.com/cmi. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

        You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the respective date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. Certain legal matters relating to Indiana law will be passed on for us by Sharon R. Barner, Vice President—General Counsel. As of December 31, 2018, Ms. Barner owned 4,865 shares of our common stock and options to buy 66,310 shares of our common stock, 44,240 of which have vested. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.

 EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$

Cummins Inc.

$                        % Senior Notes due 2025

$                        % Senior Notes due 2030

$                        % Senior Notes due 2050

PROSPECTUS SUPPLEMENT

                        , 2020

Joint Book-Running Managers

BofA Securities
Citigroup
HSBC
ING
J.P. Morgan